Extending the Global Platform

3Q
17

DIGITAL REALTY

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Financial Supplement
Table of Contents	Third Quarter 2017

Financial Supplement
Corporate Information	Third Quarter 2017

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of September 30, 2017, the company's 182 data centers, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 27.0 million square feet, excluding approximately 2.8 million square feet of space under active development and 1.7 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Citigroup	Cowen & Company	Deutsche Bank
Michael J. Funk	Ross Smotrich	Michael Rollins	Colby Synesael	Vincent Chao
(646) 855-5664	(212) 526-2306	(212) 816-1116	(646) 562-1355	(212) 250-6799

Jeffrey Spector	Dan Occhionero	Emmanuel Korchman	Jonathan Charbonneau	Michael Husseini
(646) 855-1363	(212) 526-7164	(212) 816-1382	(646) 562-1356	(212) 250-7703

Green Street Advisors	Guggenheim Securities	Jefferies	JP Morgan	KeyBanc
Lukas Hartwich	Robert Gutman	Jonathan Petersen	Richard Choe	Jordan Sadler
(949) 640-8780	(212) 518-9148	(212) 284-1705	(212) 662-6708	(917) 368-2280

David Guarino	Michael Hart	Omotayo Okusanya		Austin Wurschmidt
(949) 640-8780	(212) 518-9190	(212) 336-7076		(917) 368-2311

Macquarie	Morgan Stanley	Raymond James	RBC Capital Markets	RW Baird
Andrew DeGasperi	Simon Flannery	Frank Louthan	Jonathan Atkin	David Rodgers
(212) 231-0649	(212) 761-6432	(404) 442-5867	(415) 633-8589	(216) 737-7341

		Paul Puryear	Bora Lee
		(727) 567-2253	(212) 618-7823

SunTrust	UBS	Wells Fargo	William Blair
Greg Miller	John Hodulik	Jennifer Fritzsche	James D. Breen
(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

Matthew Kahn	Lisa Friedman	Eric Luebchow
(212) 319-2644	(212) 713-2589	(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2017

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
High price (1)	$127.23	$121.53	$109.00	$98.79	$113.21
Low price (1)	$108.73	$105.17	$98.03	$85.63	$91.27
Closing price, end of quarter (1)	$118.33	$112.95	$106.39	$98.26	$97.12
Average daily trading volume (1)	1,405,287	1,194,181	1,257,844	1,468,081	1,821,628
Indicated dividend per common share (2)	$3.72	$3.72	$3.72	$3.52	$3.52
Closing annual dividend yield, end of quarter	3.1%	3.3%	3.5%	3.6%	3.6%
Shares and units outstanding, end of quarter (3)	213,916,456	164,586,841	162,086,063	161,494,781	161,447,802
Closing market value of shares and units outstanding (4)	$25,312,734	$18,590,083	$17,244,336	$15,868,477	$15,679,811

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of September 30, 2017, the total number of shares and units includes 205,433,495 shares of common stock, 6,111,770 common units held by third parties and 1,574,377 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2017	Third Quarter 2017

Partner	# of Units (1)	% Ownership
Digital Realty Trust, Inc.	205,433,495	96.0%
Former DuPont Fabros OP Unitholders	6,111,770	2.9%
Directors, Executive Officers and Others (2)	1,574,377	0.7%
Cambay Tele.com, LLC (3)	796,814	0.4%
Total	213,916,456	100.0%

(1)
The total number of units includes 205,433,495 general partnership common units, 6,111,770 common units held by third parties and 1,574,377 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions. We redeemed all outstanding shares of our series F cumulative redeemable preferred stock on April 5, 2017.

(2)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and excludes all unexercised common stock options.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 388,913 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2017

Shares and Units at End of Quarter	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Common shares outstanding	205,433,495	162,183,489	159,539,892	159,019,118	158,926,811
Common units outstanding	8,482,961	2,403,352	2,546,171	2,475,663	2,520,991
Total Shares and Partnership Units	213,916,456	164,586,841	162,086,063	161,494,781	161,447,802

Enterprise Value
Market value of common equity (1)	$25,312,734	$18,590,083	$17,244,336	$15,868,477	$15,679,811
Liquidation value of preferred equity	1,266,250	865,000	1,047,500	1,047,500	1,047,500
Total debt at balance sheet carrying value	8,484,244	6,437,620	6,201,329	5,838,607	6,024,987
Total Enterprise Value	$35,063,228	$25,892,703	$24,493,165	$22,754,584	$22,752,298
Total debt / total enterprise value	24.2%	24.9%	25.3%	25.7%	26.5%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$16,535,694	$12,285,691	$11,981,861	$11,664,871	$11,617,684
Total Assets	21,232,498	12,579,571	12,329,548	12,192,585	12,299,035
Total Liabilities	9,994,566	7,548,277	7,259,103	7,060,288	7,102,387

Selected Operating Data
Total operating revenues	$609,925	$565,989	$550,569	$576,787	$546,293
Total operating expenses	543,768	435,332	413,286	425,665	430,543
Interest expense	71,621	57,582	55,450	56,226	63,084
Net income	12,476	79,571	84,563	96,140	222,435
Net (loss) income available to common stockholders	(4,139)	57,837	66,145	77,682	187,330

Financial Ratios
EBITDA (2)	$296,892	$296,169	$300,284	$312,822	$432,285
Adjusted EBITDA (3)	351,904	328,862	323,416	312,139	306,963
Net Debt to Adjusted EBITDA (4)	6.0x	5.1x	4.9x	4.8x	5.1x
GAAP interest expense	71,621	57,582	55,450	56,226	63,084
Fixed charges (5)	93,619	75,992	77,589	79,127	89,291
Interest coverage ratio (6)	4.8x	5.4x	5.4x	5.1x	4.6x
Fixed charge coverage ratio (7)	3.9x	4.3x	4.2x	3.9x	3.4x

Profitability Measures
Net (loss) income per common share - basic	($0.02)	$0.36	$0.42	$0.49	$1.27
Net (loss) income per common share - diluted	($0.02)	$0.36	$0.41	$0.49	$1.25
Funds from operations (FFO) / diluted share and unit (8)	$1.23	$1.44	$1.50	$1.58	$1.31
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.51	$1.54	$1.52	$1.43	$1.44
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.37	$1.42	$1.36	$1.31	$1.36
Dividends per share and common unit	$0.93	$0.93	$0.93	$0.88	$0.88
Diluted FFO payout ratio (8) (10)	75.5%	64.6%	62.0%	55.8%	66.9%
Diluted Core FFO payout ratio (8) (11)	61.6%	60.4%	61.2%	61.5%	61.1%
Diluted AFFO payout ratio (9) (12)	68.1%	65.4%	68.2%	67.3%	64.6%

Portfolio Statistics
Data Centers (13)	176	164	164	164	160
Cross-connects	73,000	71,600	71,000	70,000	69,000
Net rentable square feet, excluding development space (13)	26,056,085	22,914,945	22,679,949	22,785,034	22,614,180
Occupancy at end of quarter (14)	90.8%	89.1%	89.4%	89.4%	89.9%
Occupied square footage	23,659,177	20,422,713	20,274,894	20,365,385	20,319,073
Space under active development (15)	2,759,858	1,182,869	1,470,816	2,020,816	1,336,590
Space held for development (16)	1,636,300	1,674,556	1,642,219	991,649	1,011,382
Weighted average remaining lease term (years) (17)	5.1	5.0	5.1	5.1	5.3
Same-capital occupancy at end of quarter (14) (18)	90.2%	89.9%	90.0%	89.7%	90.2%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2017

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series C, series E, series F, series G, series H, series I, and series J cumulative redeemable preferred stock, as applicable, upon certain change of control transactions.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense and depreciation and amortization. For a discussion of EBITDA, see page 47. For a reconciliation of net income available to common stockholders to EBITDA, see page 46.

(3)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 47. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 46.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four. For the quarter ended September 30, 2017, Net Debt to Adjusted EBITDA reflects all of the debt associated with the DuPont Fabros merger while the annualized third quarter Adjusted EBITDA reflects only 17 days of operations during the quarter.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For a definition and discussion of FFO and core FFO, see page 47. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 47. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes properties held as investments in unconsolidated joint ventures. Excludes properties held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes properties held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 34). Excludes properties held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38). Excludes properties held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents properties owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Press Release	Third Quarter 2017

DIGITAL REALTY REPORTS THIRD QUARTER 2017 RESULTS

San Francisco, CA — October 25, 2017 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2017. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net loss available to common stockholders of ($0.02) per share in 3Q17, compared to $1.25 per share in 3Q16

•	Reported FFO per share of $1.23 in 3Q17, compared to $1.31 in 3Q16

•	Reported core FFO per share of $1.51 in 3Q17, compared to $1.44 in 3Q16

•	Signed total bookings during 3Q17 expected to generate $58 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection

•	Raised 2017 core FFO per share outlook to $6.00 - $6.10 from $5.95 - $6.10

Financial Results
Digital Realty reported third quarter of 2017 revenues of $610 million, an 8% increase from the previous quarter and a 12% increase from the same quarter last year.
The company delivered third quarter of 2017 net income of $12 million, and a net loss available to common stockholders of ($4) million, or ($0.02) per diluted share, compared to net income available to common stockholders of $0.36 per diluted share in the previous quarter and $1.25 per diluted share in the same quarter last year.
Digital Realty generated third quarter of 2017 adjusted EBITDA of $352 million, a 7% increase from the previous quarter and a 15% increase over the same quarter last year.
The company reported third quarter of 2017 funds from operations (“FFO”) on a fully diluted basis of $215 million, or $1.23 per share, compared to $1.44 per share in the previous quarter and $1.31 per share in same quarter last year.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered third quarter of 2017 core FFO of $1.51 per share, a 2% decrease from $1.54 per share in the previous quarter, and a 5% increase from $1.44 per share in the same quarter last year.

Leasing Activity
“During the third quarter of 2017, we signed total bookings representing $58 million of annualized GAAP rental revenue, including an $8 million contribution from interconnection," said Chief Executive Officer A. William Stein. “Our third-quarter activity showcased the strengths of our diversified business, particularly the strategic importance of our expanded footprint in Ashburn, the largest and fastest-growing data center market in the world. In addition, colocation and interconnection continue to provide stable and healthy revenue drivers. Heading into the end of the year, we continue to see healthy demand across all three lines of the business, and are focused on fully integrating DuPont Fabros while executing against our goals as a combined organization.”
The weighted-average lag between leases signed during the third quarter of 2017 and the contractual commencement date was four months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $66 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2017 rolled down 3.8% on a cash basis and up 1.5% on a GAAP basis.

Digital Realty Trust
Press Release	Third Quarter 2017

New leases signed during the third quarter of 2017 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$42,431	315,300	$135	32	$112
Colocation	5,077	18,092	281	1	355
Non-Technical	2,058	102,203	20	—	—
Total	$49,566	435,595	$114	33	$121

Europe (1)
Turn-Key Flex	—		—	—	—
Powered Base Building	—		—	—	—
Colocation	$839	1,538	$546	—	$409
Non-Technical	—		—	—	—
Total	$839	1,538	$546	—	$409

Asia Pacific (1)
Turn-Key Flex	$15	—	—	—	$412
Total	$15	—	—	—	$412

Interconnection	$7,678	N/A	N/A	N/A	N/A

Grand Total	$58,098	437,133	$115	33	$122

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended September 30, 2017.

Investment Activity
During the third quarter of 2017, Digital Realty completed the previously announced acquisition of DuPont Fabros in an all-stock transaction valued at $7.9 billion in enterprise value.
Digital Realty also acquired land parcels adjacent to the company's existing holdings in Osaka, Japan and Garland, TX during the third quarter of 2017 for a total purchase price of approximately $10 million. The two parcels total 20 acres, and are expected to support the development of up to 51 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to facilitate customer expansion requirements upon completion of the company's existing projects in Osaka and Richardson, TX.
Likewise during the third quarter of 2017, Digital Realty recognized impairment losses of approximately $29 million on assets held for sale to reduce the carrying value of three properties to their estimated fair market value at September 30, 2017.
Separately, Digital Realty closed on the sale of 8025 North Interstate 35, a 62,000 square foot Powered Base Building data center in Austin, TX for $20 million. The property was 100% leased and was expected to generate cash net operating income of approximately $1 million in 2017, representing an exit cap rate of 5%. The sale generated net proceeds of approximately $20 million, and Digital Realty recognized a gain on the sale of approximately $10 million in the third quarter of 2017.
Subsequent to the end of the quarter, Digital Realty closed on the sale of 44874 Moran Road, a 78,000 square foot data center in Sterling, VA for $34 million. The property was 100% leased and was expected to generate cash net operating income of approximately $3 million in 2017, representing an exit cap rate of 7%. The property was held in a consolidated joint venture, in which Digital Realty owned a 75% stake. The sale generated net proceeds of $34 million, and Digital Realty expects to recognize a gain on the sale of approximately $15 million during the fourth quarter, or roughly $12 million, net of non-controlling interests.
Likewise subsequent to the end of the quarter, Digital Realty entered into a 50/50 joint venture with Mitsubishi Corporation to provide data center solutions in Japan. Mitsubishi Corporation will contribute two existing data center facilities in the western Tokyo suburb of Mitaka, while Digital Realty will contribute its recently completed data center development project in Osaka. The three seed assets are collectively valued at approximately 40 billion Japanese Yen, or approximately $350 million.
Also subsequent to quarter-end, Digital Realty entered into an agreement to acquire a 250,000 square foot data center on a 19-acre site in Northlake, Illinois from a non-traded, publicly registered REIT for a purchase price of $315 million. The property is located approximately four miles from the company's Franklin Park campus. Roughly three-fourths of the building has been developed and is fully leased, with the remaining 65,000 square feet of shell space available for build-out of approximately eight megawatts of critical load from a dedicated on-site sub-station. The transaction remains subject to certain closing conditions, and Digital Realty cannot provide any assurances if, or when the transaction will close.

Digital Realty Trust
Press Release	Third Quarter 2017

Balance Sheet
Digital Realty had approximately $8.5 billion of total debt outstanding as of September 30, 2017, substantially all of which was unsecured. At the end of the third quarter of 2017, net debt-to-adjusted EBITDA was 6.0x, debt-plus-preferred-to-total enterprise value was 27.8% and fixed charge coverage was 3.9x.
During the third quarter of 2017, Digital Realty completed the following financing transactions.

•
On July 21, 2017, Digital Realty issued £250 million of 2.75% Sterling-denominated notes due 2024 and £350 million of 3.30% Sterling-denominated notes due 2029, generating gross proceeds of approximately $780 million.

•	On August 7, 2017, Digital Realty issued $350 million of 2.75% notes due 2023 and $1.0 billion of 3.70% notes due 2027.

•
Also on August 7, 2017, Digital Realty closed an offering of eight million shares of 5.25% Series J Cumulative Redeemable Preferred Stock at a price of $25.00 per share, generating gross proceeds of $200 million.

•
On September 14, 2017, Digital Realty closed the acquisition of DuPont Fabros, and exchanged approximately 43 million shares of DLR Common Stock and six million Operating Partnership Units for all of the outstanding common shares and units of DuPont Fabros, representing total consideration of approximately $6 billion.

•
Likewise in conjunction with the closing of the DuPont Fabros acquisition on September 14, 2017, Digital Realty exchanged all the outstanding shares of DuPont Fabros' Series C Preferred Stock for 8.05 million shares of Digital Realty Series C Preferred Stock, with a total liquidation value of $201 million.

•	Digital Realty also purchased a portion of the DuPont Fabros 5.875% notes due 2021 and redeemed the remainder in mid-September. The aggregate principal amount totaled $600 million.

•
Subsequent to the end of the quarter, Digital Realty redeemed DuPont Fabros' 5.625% notes due 2023. When Digital Realty assumed the bonds, the fair market value of $266 million was recorded on the balance sheet. The aggregate principal amount totaled $250 million and was redeemed in October 2017.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, constant-currency core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO and constant-currency core FFO, and definitions of FFO, core FFO and constant-currency core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.
Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on October 25, 2017, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's third quarter 2017 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 9681339 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until November 22, 2017. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10111773. The webcast replay can be accessed on Digital Realty’s website.
About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may contain material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.
Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty
(415) 738-6500

Digital Realty Trust
Press Release	Third Quarter 2017

2017 Outlook
Digital Realty raised its 2017 core FFO per share outlook from $5.95 - $6.10 to $6.00 - $6.10. The assumptions underlying this guidance are summarized in the following table.

	As of	As of	As of	As of	As of
Top-Line and Cost Structure	Jan. 3, 2017	Feb. 16, 2017	Apr. 27, 2017	July 27, 2017	October 25, 2017
2017 total revenue	$2.2 - $2.3 billion	$2.2 - $2.3 billion	$2.2 - $2.3 billion	$2.2 - $2.3 billion	$2.4 - $2.5 billion
2017 net non-cash rent adjustments (1)	($5 - $10 million)	($5 - $10 million)	($5 - $10 million)	($5 - $10 million)	($5 - $10 million)
2017 Adjusted EBITDA margin	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%	57.0% - 59.0%
2017 G&A margin	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%	6.0% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly positive	Slightly positive	Slightly positive	Slightly positive	Slightly positive
GAAP basis	Up high single-digits	Up high single-digits	Up high single-digits	Up high single-digits	Up high single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	2.0% - 3.0%	2.0% - 3.0%	2.0% - 3.0%	2.0% - 3.0%	3.0% - 3.5%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.24	$1.20 - $1.24	$1.20 - $1.28	$1.22 - $1.30	$1.26 - $1.30
U.S. Dollar / Euro	$1.00 - $1.05	$1.00 - $1.05	$1.00 - $1.10	$1.05 - $1.15	$1.10 - $1.15

External Growth
Dispositions
Dollar volume	$0 - $200 million	$0 - $200 million	$0 - $200 million	$0 - $200 million	$50 - $200 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$0.8 - $1.0 billion	$0.8 - $1.0 billion	$0.8 - $1.0 billion	$0.8 - $1.0 billion	$0.9 - $1.0 billion
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$20 - $25 million	$20 - $25 million	$20 - $25 million	$20 - $25 million	$20 - $25 million
Recurring CapEx + capitalized leasing costs (4)	$125 - $135 million	$125 - $135 million	$125 - $135 million	$125 - $135 million	$125 - $135 million

Balance Sheet
Long-term debt issuance
Dollar amount	$400 - $600 million	$400 - $600 million	$400 - $600 million	$770 million	$2.3 billion
Pricing	3.50% - 4.25%	3.50% - 4.25%	3.50% - 4.25%	3.1%	3.1%
Timing	Mid-to-late 2017	Mid-to-late 2017	Mid-to-late 2017	Mid-2017	Mid-2017

Net income per diluted share	$1.60 - $1.75	$1.60 - $1.75	$1.55 - $1.65	$1.55 - $1.65	$1.10 - $1.15
Real estate depreciation and (gain)/loss on sale	$4.20 - $4.20	$4.20 - $4.20	$4.30 - $4.30	$4.30 - $4.30	$4.60 - $4.60
Funds From Operations / share (NAREIT-Defined)	$5.80 - $5.95	$5.80 - $5.95	$5.85 - $5.95	$5.85 - $5.95	$5.70 - $5.75
Non-core expense and revenue streams	$0.10 - $0.15	$0.10 - $0.15	$0.10 - $0.15	$0.10 - $0.15	$0.30 - $0.35
Core Funds From Operations / share	$5.90 - $6.10	$5.90 - $6.10	$5.95 - $6.10	$5.95 - $6.10	$6.00 - $6.10
Foreign currency translation adjustments	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.15	$0.05 - $0.10
Constant-Currency Core FFO / share	$5.95 - $6.25	$5.95 - $6.25	$6.00 - $6.25	$6.00 - $6.25	$6.05 - $6.20

(1)	Net non-cash rent adjustments represents the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2015 with less than 5% of the total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2017

	Three Months Ended					Nine Months Ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Sep-17	30-Sep-16
Rental revenues	$440,591	$412,576	$404,126	$399,062	$395,212	$1,257,293	$1,143,449
Tenant reimbursements - Utilities	78,134	68,407	63,398	63,956	68,168	209,939	189,486
Tenant reimbursements - Other	29,479	24,935	23,890	23,853	27,497	78,304	78,608
Interconnection & other	59,851	58,301	57,225	55,094	53,897	175,377	149,223
Fee income	1,662	1,429	1,895	1,718	1,517	4,986	4,567
Other	208	341	35	33,104	2	584	93
Total Operating Revenues	$609,925	$565,989	$550,569	$576,787	$546,293	$1,726,483	$1,565,426

Utilities	$95,619	$82,739	$77,198	$76,896	$85,052	$255,556	$229,365
Rental property operating	94,442	91,977	92,141	92,372	92,140	278,560	261,544
Property taxes	32,586	28,161	26,919	27,097	20,620	87,666	75,400
Insurance	2,590	2,576	2,592	2,369	2,470	7,758	7,123
Depreciation & amortization	199,914	178,111	176,466	176,581	178,133	554,491	522,743
General & administrative	41,477	37,144	33,778	40,481	43,555	112,399	106,044
Severance, equity acceleration, and legal expenses	2,288	365	869	672	2,580	3,522	5,536
Transaction and integration expenses	42,809	14,235	3,323	8,961	6,015	60,367	11,530
Impairment of investments in real estate	28,992	—	—	—	—	28,992	—
Other expenses	3,051	24	—	236	(22)	3,075	(23)
Total Operating Expenses	$543,768	$435,332	$413,286	$425,665	$430,543	$1,392,386	$1,219,262

Operating Income	$66,157	$130,657	$137,283	$151,122	$115,750	$334,097	$346,164

Equity in earnings of unconsolidated joint ventures	$5,880	$8,388	$5,324	$4,742	$4,152	$19,592	$12,362
Gain (loss) on real estate transactions	9,751	380	(522)	(195)	169,000	9,609	170,097
Interest and other income	2,813	367	151	(970)	355	3,331	(3,594)
Interest (expense)	(71,621)	(57,582)	(55,450)	(56,226)	(63,084)	(184,653)	(180,254)
Tax (expense)	(2,494)	(2,639)	(2,223)	(2,304)	(3,720)	(7,356)	(8,081)
Gain (loss) from early extinguishment of debt	1,990	—	—	(29)	(18)	1,990	(982)
Net Income	$12,476	$79,571	$84,563	$96,140	$222,435	$176,610	$335,712

Net (income) attributable to non-controlling interests	(40)	(920)	(1,025)	(1,065)	(3,247)	(1,985)	(4,600)
Net Income Attributable to Digital Realty Trust, Inc.	$12,436	$78,651	$83,538	$95,075	$219,188	$174,625	$331,112

Preferred stock dividends, including undeclared dividends	(16,575)	(14,505)	(17,393)	(17,393)	(21,530)	(48,473)	(66,378)
Issuance costs associated with redeemed preferred stock	—	(6,309)	—	—	(10,328)	(6,309)	(10,328)

Net (Loss) Income Available to Common Stockholders	($4,139)	$57,837	$66,145	$77,682	$187,330	$119,843	$254,406

Weighted-average shares outstanding - basic	170,194,254	160,832,889	159,297,027	158,956,606	147,397,853	163,481,306	146,930,939
Weighted-average shares outstanding - diluted	170,194,254	161,781,868	160,421,655	159,699,411	149,384,871	164,371,096	147,655,184
Weighted-average fully diluted shares and units	174,169,511	164,026,578	162,599,529	162,059,914	151,764,542	166,937,862	150,076,482

Net (loss) income per share - basic	($0.02)	$0.36	$0.42	$0.49	$1.27	$0.73	$1.73
Net (loss) income per share - diluted	($0.02)	$0.36	$0.41	$0.49	$1.25	$0.73	$1.72

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2017

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Nine Months Ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Sep-17	30-Sep-16

Net (Loss) Income Available to Common Stockholders	($4,139)	$57,837	$66,145	$77,682	$187,330	$119,843	$254,406
Adjustments:
Non-controlling interests in operating partnership	(79)	807	904	1,154	3,024	1,632	4,144
Real estate related depreciation & amortization (1)	196,871	175,010	173,447	173,523	175,332	545,328	509,287
Impairment charge related to Telx trade name	—	—	—	—	—	—	6,122
Unconsolidated JV real estate related depreciation & amortization	2,732	2,754	2,757	2,823	2,810	8,243	8,424
(Gain) loss on real estate transactions	(9,751)	(380)	522	195	(169,000)	(9,609)	(170,097)
Impairment of investments in real estate	28,992	—	—	—	—	28,992	—
Funds From Operations	$214,626	$236,028	$243,775	$255,377	$199,496	$694,429	$612,286

Funds From Operations - diluted	$214,626	$236,028	$243,775	$255,377	$199,496	$694,429	$612,286

Weighted-average shares and units outstanding - basic	173,461	163,078	161,475	161,317	149,778	166,048	149,352
Weighted-average shares and units outstanding - diluted (2)	174,170	164,027	162,600	162,060	151,765	166,938	150,076

Funds From Operations per share - basic	$1.24	$1.45	$1.51	$1.58	$1.33	$4.18	$4.10

Funds From Operations per share - diluted (2)	$1.23	$1.44	$1.50	$1.58	$1.31	$4.16	$4.08

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Sep-17	30-Sep-16

Funds From Operations - diluted	$214,626	$236,028	$243,775	$255,377	$199,496	$694,429	$612,286
Adjustments:
Termination fees and other non-core revenues (3)	(208)	(341)	(35)	(33,104)	(2)	(584)	(93)
Transaction and integration expenses	42,809	14,235	3,323	8,961	6,015	60,367	11,530
Gain (loss) from early extinguishment of debt	(1,990)	—	—	29	18	(1,990)	982
Issuance costs associated with redeemed preferred stock	—	6,309	—	—	10,328	6,309	10,328
Equity in earnings adjustment for non-core items	—	(3,285)	—	—	—	(3,285)	—
Severance, equity acceleration, and legal expenses (4)	2,288	365	869	672	2,580	3,522	5,536
Bridge facility fees (5)	3,182	—	—	—	—	3,182	—
Loss on currency forwards	—	—	—	—	—	—	3,082
Other non-core expense adjustments	3,051	24	—	236	(22)	3,075	(23)
Core Funds From Operations - diluted	$263,758	$253,335	$247,932	$232,171	$218,413	$765,025	$643,628

Weighted-average shares and units outstanding - diluted (2)	174,170	164,027	162,600	162,060	151,765	166,938	150,076

Core Funds From Operations per share - diluted (2)	$1.51	$1.54	$1.52	$1.43	$1.44	$4.58	$4.29

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Nine Months Ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Sep-17	30-Sep-16

Depreciation & amortization per income statement	$199,914	$178,111	$176,466	$176,581	$178,133	$554,491	$522,743
Non-real estate depreciation	(3,043)	(3,101)	(3,019)	(3,058)	(2,801)	(9,163)	(7,334)
Impairment charge related to Telx trade name	—	—	—	—	—	—	(6,122)

Real Estate Related Depreciation & Amortization	$196,871	$175,010	$173,447	$173,523	$175,332	$545,328	$509,287

(2)
For all periods presented, we have excluded the effect of dilutive series C, series E, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, the series E, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration related severance.

(5)	Bridge facility fees included in interest expense.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2017

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Sep-17	30-Sep-16

Core FFO available to common stockholders and unitholders	$263,758	$253,335	$247,932	$232,171	$218,413	$765,025	$643,628
Adjustments:
Non-real estate depreciation	3,043	3,101	3,019	3,058	2,801	9,163	7,334
Amortization of deferred financing costs	2,611	2,518	2,443	2,455	2,550	7,572	7,454
Amortization of debt discount/premium	816	713	697	693	693	2,226	2,029
Non-cash stock-based compensation expense	4,636	5,637	3,704	3,774	4,041	13,977	12,091
Straight-line rental revenue	(1,692)	(2,110)	(4,058)	(5,210)	(6,032)	(7,860)	(19,043)
Straight-line rental expense	4,212	4,343	4,187	5,096	6,402	12,742	17,990
Above- and below-market rent amortization	(873)	(1,946)	(1,973)	(2,048)	(2,002)	(4,792)	(6,265)
Deferred non-cash tax expense	284	(1,443)	(653)	(1,279)	(189)	(1,812)	1,117
Capitalized leasing compensation (1)	(2,945)	(2,740)	(2,634)	(3,644)	(2,795)	(8,319)	(7,945)
Recurring capital expenditures (2)	(34,664)	(26,740)	(29,588)	(21,246)	(15,252)	(90,992)	(54,230)
Capitalized internal leasing commissions	(1,225)	(1,355)	(1,493)	(1,835)	(1,786)	(4,073)	(5,487)

AFFO available to common stockholders and unitholders (3)	$237,961	$233,313	$221,583	$211,984	$206,844	$692,857	$598,673

Weighted-average shares and units outstanding - basic	173,461	163,078	161,475	161,317	149,778	166,048	149,352
Weighted-average shares and units outstanding - diluted (4)	174,170	164,027	162,600	162,060	151,765	166,938	150,076

AFFO per share - diluted (4)	$1.37	$1.42	$1.36	$1.31	$1.36	$4.15	$3.99

Dividends per share and common unit	$0.93	$0.93	$0.93	$0.88	$0.88	$2.79	$2.64

Diluted AFFO Payout Ratio	68.1%	65.4%	68.2%	67.3%	64.6%	67.2%	66.2%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Sep-17	30-Sep-16

Weighted Average Common Stock and Units Outstanding	173,461	163,078	161,475	161,317	149,778	166,048	149,352
Add: Effect of dilutive securities	709	949	1,125	743	1,987	890	724

Weighted Avg. Common Stock and Units Outstanding - diluted	174,170	164,027	162,600	162,060	151,765	166,938	150,076

(1)	Includes only second generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 37.

(3)	For a definition and discussion of AFFO, see page 47. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series E, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series E, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2017

	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16
Assets
Investments in real estate:
Real estate	$14,693,479	$11,132,356	$10,858,628	$10,630,514	$10,607,440
Construction in progress	1,405,740	787,315	780,966	732,430	681,189
Land held for future development	330,101	262,139	229,411	195,525	223,236
Investments in Real Estate	$16,429,320	$12,181,810	$11,869,005	$11,558,469	$11,511,865
Accumulated depreciation & amortization	(3,075,294)	(2,929,095)	(2,792,910)	(2,668,509)	(2,565,368)
Net Investments in Properties	$13,354,026	$9,252,715	$9,076,095	$8,889,960	$8,946,497
Investment in unconsolidated joint ventures	106,374	103,881	112,856	106,402	105,819
Net Investments in Real Estate	$13,460,400	$9,356,596	$9,188,951	$8,996,362	$9,052,316

Cash and cash equivalents	$192,578	$22,383	$14,950	$10,528	$36,445
Accounts and other receivables (1)	258,490	229,450	195,406	203,938	208,097
Deferred rent	420,348	423,188	418,858	412,269	412,977
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	3,052,277	1,494,083	1,501,843	1,522,378	1,526,563
Acquired above-market leases, net	178,190	19,716	20,826	22,181	24,554
Goodwill	3,384,394	778,862	757,444	752,970	780,099
Restricted cash	17,753	18,931	10,447	11,508	11,685
Assets associated with real estate held for sale	132,818	87,882	56,154	56,097	55,915
Other assets	135,250	148,480	164,669	204,354	190,384

Total Assets	$21,232,498	$12,579,571	$12,329,548	$12,192,585	$12,299,035

Liabilities and Equity
Global unsecured revolving credit facility	$138,477	$563,063	$564,467	$199,209	$153,189
Unsecured term loan	1,432,659	1,520,482	1,505,667	1,482,361	1,521,613
Unsecured senior notes, net of discount	6,806,333	4,351,148	4,128,110	4,153,797	4,238,435
Mortgage loans, net of premiums	106,775	2,927	3,085	3,240	111,750
Accounts payable and other accrued liabilities	1,024,394	850,602	804,371	824,878	823,905
Accrued dividends and distributions	—	—	—	144,194	—
Acquired below-market leases	257,732	76,099	78,641	81,899	86,888
Security deposits and prepaid rent	223,536	181,007	171,692	168,111	163,787
Liabilities associated with assets held for sale	4,660	2,949	3,070	2,599	2,820
Total Liabilities	$9,994,566	$7,548,277	$7,259,103	$7,060,288	$7,102,387
Redeemable noncontrolling interests – operating partnership	64,509	—	—	—	—

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (2)	$219,250	—	—	—	—
Series F Cumulative Redeemable Preferred Stock (3)	—	—	$176,191	$176,191	$176,191
Series G Cumulative Redeemable Preferred Stock (4)	$241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,667	—	—	—	—
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (8)	2,043	1,611	1,584	1,582	1,581
Additional paid-in capital	11,250,322	5,991,753	5,769,091	5,764,497	5,759,338
Dividends in excess of earnings	(1,917,791)	(1,722,610)	(1,629,633)	(1,547,420)	(1,483,223)
Accumulated other comprehensive (loss) income, net	(116,732)	(110,709)	(122,540)	(135,605)	(131,936)
Total Stockholders' Equity	$10,467,529	$4,996,815	$5,031,463	$5,096,015	$5,158,721

Non-controlling Interests
Non-controlling interest in operating partnership	$699,308	$27,909	$32,409	$29,684	$31,088
Non-controlling interest in consolidated joint ventures	6,586	6,570	6,573	6,598	6,839

Total Non-controlling Interests	$705,894	$34,479	$38,982	$36,282	$37,927

Total Equity	$11,173,423	$5,031,294	$5,070,445	$5,132,297	$5,196,648

Total Liabilities and Equity	$21,232,498	$12,579,571	$12,329,548	$12,192,585	$12,299,035

(1)	Net of allowance for doubtful accounts of $6,187 and $7,446 as of September 30, 2017 and December 31, 2016, respectively.

(2)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $0 liquidation preference, respectively ($25.00 per share), 8,050,000 and 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $0 and $182,500 liquidation preference, respectively ($25.00 per share), 0 and 7,300,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively. All outstanding shares of Series F Cumulative Redeemable Preferred Stock were redeemed on April 5, 2017.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.

(7)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $0 liquidation preference, respectively ($25.00 per share), 8,000,000 and 0 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.

(8)	Common Stock: 205,433,495 and 146,384,247 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2017

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$317,837
Turn-Key Flex® (4)	820,597
Powered Base Building® (4)	171,365
Colo & Non-tech (4)	97,620
Internet Gateway Leaseholds (4)	130,100
Total Cash NOI, Annualized	$1,537,519
less: Partners' share of consolidated JVs	(578)
Acquisitions / dispositions / expirations	88,000
3Q17 carry-over & remaining FY17 backlog cash NOI (stabilized) (5)	42,216
Total Consolidated Cash NOI, Annualized	$1,667,157

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$26,440
Powered Base Building®	9,572
Total Unconsolidated Cash NOI, Annualized	$36,012

Other Income
Development and Management Fees (net), Annualized	$6,648

Other Assets
Pre-stabilized inventory, at cost (7)	$204,012
Land held for development	330,101
Development CIP (8)	1,405,740
less: Investment associated with FY17 Backlog NOI	(270,690)
Cash and cash equivalents	192,578
Restricted cash	17,753
Accounts and other receivables, net	258,490
Other assets	135,250
less: Partners' share of consolidated JV assets	(164)
Total Other Assets	$2,273,069

Liabilities
Global unsecured revolving credit facility	$146,536
Unsecured term loan	1,437,793
Unsecured senior notes	6,863,988
Mortgage loans, excluding premiums	106,511
Accounts payable and other accrued liabilities (9)	1,024,394
Security deposits and prepaid rents	223,536
Liabilities associated with assets held for sale	4,660
Backlog NOI cost to complete (10)	17,782
Preferred stock, at liquidation value	1,266,250
Digital Realty's share of unconsolidated JV debt	152,526
Total Liabilities	$11,243,976

Diluted Shares and Units Outstanding	174,170

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture properties.

(2)	For a definition and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 48.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 3Q17 Cash NOI of $1,537.5 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY17. Includes Digital Realty's share of signed leases at unconsolidated joint venture properties.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 40.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture properties.

(8)	See page 36 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $166.4 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Third Quarter 2017

	As of September 30, 2017
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$146,536
Deferred financing costs, net		(8,059)
Total Global Unsecured Revolving Credit Facility		$138,477	2%	0.993%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$612,954		1.984%	2.172%
Unhedged variable rate portion of five-year term loan	January 15, 2021	524,839		2.098%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		2.784%	2.985%
Deferred financing costs, net		(5,134)
Total Unsecured Term Loan		$1,432,659	17%	2.193%	2.315%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$147,675		0.171%
5.875% notes due 2020	February 1, 2020	500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
5.625% notes due 2023 (2)	June 15, 2023	265,733		5.625%
4.750% notes due 2023	October 13, 2023	401,940		4.750%
2.625% notes due 2024	April 15, 2024	708,840		2.625%
2.750% notes due 2024	July 19, 2024	334,950		2.750%
4.250% notes due 2025	January 17, 2025	535,920		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
3.300% notes due 2029	July 19, 2029	468,930		3.300%
Unamortized discounts		(19,277)
Deferred financing costs, net		(38,378)
Total Senior Notes		$6,806,333	80%	3.881%

Total Unsecured Senior Notes		$6,806,333	80%	3.881%

Mortgage Loans
731 East Trade Street	July 1, 2020	$2,511		8.220%
Secured note due 2023	March 1, 2023	104,000		2.337%	2.711%
Unamortized net premiums		264
Deferred financing costs, net		—
Total Mortgage Loans		$106,775	1%	2.476%

Total Indebtedness		$8,484,244	100%	3.529%	3.554%

Debt Summary
Total unhedged variable rate debt		$819,050	10%
Total fixed rate / hedged variable rate debt		7,735,778	90%
Total Consolidated Debt		$8,554,828	100%	3.529%	3.554% (3)

Global Unsecured Revolving Credit Facility Detail as of September 30, 2017
	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,045,098	$1,878,082	$146,536

(1)	Maturity date assumes that all extensions will be exercised.

(2)
Upon the company's assumption of the 5.625% notes due 2023 in September 2017, the fair market value of $265.7 million was recorded on the balance sheet.  The original issuance amount totaled $250 million. These notes were redeemed in October 2017.

(3)	Debt instruments shown at coupon rates.

(4)	Net of letters of credit issued of $20.5 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Third Quarter 2017

	As of September 30, 2017
	Interest Rate	2017	2018	2019	2020	2021	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	—	$146,536	—	$146,536
Total Global Unsecured Revolving Credit Facility	0.993%	—	—	—	—	$146,536	—	$146,536

Unsecured Term Loan
Hedged variable rate portion of 5-year term loan	2.172% (2)	—	—	—	—	$612,954	—	$612,954
Unhedged variable rate portion of 5-year term loan	2.098%	—	—	—	—	524,839	—	524,839
Hedged variable rate portion of 7-year term loan	2.985% (2)	—	—	—	—	—	$300,000	300,000
Total Unsecured Term Loan	2.315% (2)	—	—	—	—	$1,137,793	$300,000	$1,437,793

Senior Notes
Floating rate guaranteed notes due 2019	0.171%	—	—	$147,675	—	—	—	$147,675
5.875% notes due 2020	5.875%	—	—	—	$500,000	—	—	500,000
3.400% notes due 2020	3.400%	—	—	—	500,000	—	—	500,000
5.250% notes due 2021	5.250%	—	—	—	—	$400,000	—	400,000
3.950% notes due 2022	3.950%	—	—	—	—	—	$500,000	500,000
3.625% notes due 2022	3.625%	—	—	—	—	—	300,000	300,000
2.750% notes due 2023	2.750%	—	—	—	—	—	350,000	350,000
5.625% notes due 2023 (3)	5.625%	—	—	—	—	—	265,733	265,733
4.750% notes due 2023	4.750%	—	—	—	—	—	401,940	401,940
2.625% notes due 2024	2.625%	—	—	—	—	—	708,840	708,840
2.750% notes due 2024	2.750%	—	—	—	—	—	334,950	334,950
4.250% notes due 2025	4.250%	—	—	—	—	—	535,920	535,920
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
3.300% notes due 2029	3.300%	—	—	—	—	—	468,930	468,930
Total Senior Notes	3.881%	—	—	$147,675	$1,000,000	$400,000	$5,316,313	$6,863,988

Mortgage Loans
Secured note due 2023	2.711%	—	—	—	—	—	$104,000	$104,000
731 East Trade Street	8.220%	$141	$593	$644	$1,133	—	—	2,511

Total Mortgage Loans	2.841%	$141	$593	$644	$1,133	—	104,000	$106,511

Total unhedged variable rate debt		—	—	$147,675	—	$671,375	—	$819,050
Total fixed rate / hedged variable rate debt		$141	$593	644	$1,001,133	1,012,954	$5,720,313	7,735,778

Total Debt	3.554%	$141	$593	$148,319	$1,001,133	$1,684,329	$5,720,313	$8,554,828

Weighted Average Interest Rate		8.220%	8.220%	0.206%	4.642%	2.777%	3.680%	3.554%

Summary

Weighted Average Term to Initial Maturity								5.9 Years

Weighted Average Maturity (assuming exercise of extension options)								5.9 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)
Upon the company's assumption of the 5.625% notes due 2023 in September 2017, the fair market value of $265.7 million was recorded on the balance sheet.  The original issuance amount totaled $250 million. These notes were redeemed in October 2017.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2017

	As of September 30, 2017
	5.875% Notes due 2020 5.250% Notes due 2021
Floating Rate Notes due 2019
3.400% Notes due 2020
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
3.700% notes due 2027
3.300% notes due 2029
				Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	43%	39%	Less than 60% (3)	33%
Secured debt / total assets (4)	Less than 40%	< 1%	< 1%	Less than 40%	< 1%
Total unencumbered assets / unsecured debt	Greater than 150%	209%	227%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	5.3x	5.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	4.4x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	33%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.9x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Note: The DFT 5.625% notes due 2023 are not included above as they were redeemed in October 2017.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2017

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-17	30-Sep-16	% Change	30-Jun-17	% Change	30-Sep-17	30-Sep-16	% Change
Rental revenues	$247,326	$243,268	1.7%	$248,140	(0.3%)	$741,604	$734,985	0.9%
Tenant reimbursements - Utilities	39,106	42,217	(7.4%)	36,924	5.9%	111,752	114,022	(2.0%)
Tenant reimbursements - Other	16,646	18,542	(10.2%)	16,118	3.3%	49,333	52,714	(6.4%)
Interconnection & other	50,835	45,425	11.9%	49,470	2.8%	149,455	132,723	12.6%
Total Revenue	$353,913	$349,452	1.3%	$350,652	0.9%	$1,052,144	$1,034,444	1.7%

Utilities	$52,863	$53,356	(0.9%)	$47,748	10.7%	$145,090	$143,257	1.3%
Rental property operating	52,096	56,600	(8.0%)	53,494	(2.6%)	161,552	167,743	(3.7%)
Property taxes	19,007	17,173	10.7%	17,466	8.8%	52,008	51,350	1.3%
Insurance	1,950	1,859	4.9%	2,035	(4.2%)	5,949	5,527	7.6%
Total Expenses	$125,916	$128,988	(2.4%)	$120,743	4.3%	$364,599	$367,877	(0.9%)

Net Operating Income (2)	$227,997	$220,464	3.4%	$229,909	(0.8%)	$687,545	$666,567	3.1%

Less:
Stabilized straight-line rent	($5,793)	($4,353)	33.1%	($5,138)	12.7%	($15,166)	($12,170)	24.6%
Above and below market rent	1,886	2,133	(11.6%)	2,052	(8.1%)	6,021	6,447	(6.6%)
Cash Net Operating Income (3)	$231,904	$222,684	4.1%	$232,995	(0.5%)	$696,690	$672,290	3.6%

Stabilized Portfolio occupancy at period end (4)	90.2%	90.2%	—	89.9%	0.3%	90.2%	90.2%	—

(1)
Represents properties owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 48.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 48.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2017	Third Quarter 2017

	Turn-Key Flex® (8)		Powered Base Building® (9)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM

Number of leases (3)	38	124	—	—	163	630	13	43	214	797
Rentable Square Feet Leased (4)	315,300	721,135	—	—	19,630	116,031	102,203	144,906	437,133	982,072
Initial stabilized cash rent per square foot	$130	$144	—	—	$300	$274	$18	$23	$111	$142
GAAP base rent per square foot (5)	$135	$151	—	—	$301	$274	$20	$24	$115	$147
Leasing cost per square foot	$11	$30	—	—	$34	$28	$62	$48	$24	$33
Weighted Average Lease Term (years)	8.5	7.1	—	—	3.0	2.4	11.5	9.6	9.0	6.9

Net Effective Leasing Economics (6)
Base rent	$138	$154	—	—	$303	$276	$21	$25	$118	$149
Rental concessions	$3	$3	—	—	$1	$3	$1	$1	$2	$3
Estimated operating expense	$25	$27	—	—	$116	$106	$1	$4	$24	$33
Net Rent	$109	$123	—	—	$185	$168	$19	$20	$92	$114

Tenant improvements	$1	$3	—	—	—	—	$4	$3	$2	$2
Leasing commissions	$1	$3	—	—	$25	$20	$1	$1	$2	$5
Net Effective Rent	$107	$118	—	—	$160	$147	$14	$16	$88	$107

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM
Number of leases (3)	37	131	8	25	363	1,440	10	27	418	1,623
Rentable square feet renewed (4)	234,735	525,398	176,949	737,560	97,220	401,171	170,703	350,943	679,607	2,015,072
Expiring cash rent per square foot	$122	$140	$29	$29	$315	$293	$25	$24	$101	$110
Renewed cash rent per square foot	$109	$136	$31	$33	$322	$302	$21	$24	$97	$112
Cash Rental Rate Change	(10.6%)	(3.0%)	6.8%	13.8%	2.3%	3.1%	(15.2%)	(0.6%)	(3.8%)	2.0%

Expiring GAAP base rent per square foot (5)	$109	$129	$25	$27	$315	$293	$26	$23	$96	$106
Renewed GAAP base rent per square foot (5)	$108	$133	$32	$34	$322	$302	$23	$23	$97	$112
GAAP Base Rental Rate Change	(1.1%)	3.4%	26.8%	24.9%	2.3%	3.1%	(13.8%)	(0.9%)	1.5%	5.1%

Leasing cost per square foot	$8	$8	$3	$5	$0	$0	$35	$17	$12	$7
Weighted Average Lease Term (years)	5.5	5.6	4.6	7.3	1.6	1.4	11.8	12.0	6.3	6.5

Retention Ratio (7)	76.1%	71.9%	92.6%	63.0%	88.2%	88.8%	94.1%	63.3%	85.9%	69.3%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	LTM includes $1 million of power expansions not associated with any additional rentable square footage.

(9)	LTM includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended September 30, 2017	Third Quarter 2017

	Turn-Key Flex® (7)		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM

Number of leases (3)	32	130	—	—	152	611	11	40	195	781
Rentable Square Feet Leased (4)	328,857	884,443	—	—	32,856	110,755	100,075	177,909	461,788	1,173,107
Initial stabilized cash rent per square foot	$163	$160	—	—	$220	$275	$18	$20	$135	$150
GAAP base rent per square foot (5)	$175	$165	—	—	$219	$275	$20	$22	$144	$154
Leasing cost per square foot	$22	$32	—	—	$24	$32	$66	$42	$32	$33
Weighted Average Lease Term (years)	9.4	7.1	—	—	3.4	2.7	11.7	10.3	9.4	7.2

Net Effective Leasing Economics (6)
Base rent	$176	$168	—	—	$220	$277	$21	$23	$146	$156
Rental concessions	$1	$3	—	—	$1	$3	$1	$1	$1	$3
Estimated operating expense	$34	$31	—	—	$82	$95	$1	$6	$30	$34
Net Rent	$141	$133	—	—	$137	$179	$19	$16	$114	$120

Tenant improvements	$2	$2	—	—	—	—	$5	$3	$2	$2
Leasing commissions	$2	$3	—	—	$28	$29	$1	$1	$4	$5
Net Effective Rent	$137	$128	—	—	$109	$150	$13	$12	$108	$112

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM	3Q17	LTM
Number of leases (3)	40	131	7	25	374	1,437	11	29	432	1,622
Rentable square feet renewed (4)	281,116	555,091	107,249	710,915	96,891	400,636	175,045	352,438	660,301	2,019,080
Expiring cash rent per square foot	$124	$139	$41	$33	$314	$293	$26	$24	$112	$112
Renewed cash rent per square foot	$113	$135	$44	$38	$321	$302	$22	$24	$108	$114
Cash Rental Rate Change	(8.3%)	(2.8%)	7.4%	13.1%	2.3%	3.1%	(14.1%)	(0.6%)	(3.3%)	2.0%

Expiring GAAP base rent per square foot (5)	$111	$128	$35	$31	$314	$293	$27	$23	$106	$108
Renewed GAAP base rent per square foot (5)	$111	$131	$46	$39	$321	$302	$24	$23	$108	$114
GAAP Base Rental Rate Change	0.1%	2.9%	29.6%	23.1%	2.3%	3.1%	(12.8%)	(0.9%)	1.8%	4.9%

Leasing cost per square foot	$7	$7	$4	$5	$0	$0	$34	$17	$13	$7
Weighted Average Lease Term (years)	6.3	5.5	4.8	7.3	1.6	1.4	11.8	11.9	6.8	6.5

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	LTM includes $6 million of power expansions not associated with any additional rentable square footage.

(8)	LTM includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2017

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,372,287	9.7%
Month to Month (3)	240,824	1.0%	$57,804	2.8%	$240	$240	$57,840
2017	316,928	1.3%	47,355	2.3%	149	149	47,358
2018	2,006,937	8.2%	321,475	15.6%	160	161	323,029
2019	3,411,951	13.9%	346,458	16.8%	102	105	358,890
2020	2,316,559	9.5%	256,364	12.4%	111	117	271,655
2021	2,594,456	10.6%	201,767	9.8%	78	86	221,950
2022	2,517,659	10.3%	231,607	11.2%	92	103	258,533
2023	1,352,769	5.5%	113,939	5.5%	84	94	126,949
2024	1,494,705	6.1%	123,734	6.0%	83	96	143,321
2025	1,431,767	5.8%	84,643	4.1%	59	70	100,565
2026	904,418	3.7%	83,356	4.0%	92	105	95,020
Thereafter	3,545,144	14.4%	196,636	9.5%	55	73	258,733

Total / Wtd. Avg.	24,506,404	100.0%	$2,065,138	100.0%	$93	$102	$2,263,843

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,372,287	9.7%	—	—
2,500 or less	1,616,634	6.6%	$314,717	15.2%
2,501 - 10,000	2,572,101	10.5%	313,195	15.2%
10,001 - 20,000	5,518,624	22.5%	658,543	31.9%
20,001 - 40,000	4,284,513	17.5%	440,397	21.3%
40,001 - 100,000	4,410,194	18.0%	220,963	10.7%
Greater than 100,000	3,732,051	15.2%	117,323	5.7%

Total / Wtd. Avg.	24,506,404	100.0%	$2,065,138	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2017, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2017

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	718,532	—	—	—	—	—
Month to Month (3)	54,912	$8,470	0.4%	$154	$155	$8,507
2017	162,822	26,123	1.3%	160	160	26,126
2018	992,532	155,913	7.5%	157	158	157,196
2019	1,626,108	242,383	11.7%	149	156	253,386
2020	1,424,527	203,556	9.9%	143	152	216,647
2021	1,124,603	161,579	7.8%	144	158	177,841
2022	1,283,752	186,346	9.0%	145	163	209,078
2023	724,370	99,380	4.8%	137	153	110,639
2024	654,255	89,428	4.3%	137	160	104,376
2025	436,145	50,263	2.4%	115	140	60,845
2026	452,712	62,899	3.0%	139	157	71,038
Thereafter	1,201,913	125,585	6.2%	104	134	160,600

Total / Wtd. Avg.	10,857,183	$1,411,925	68.3%	$139	$153	$1,556,279

Powered Base Building®
Available	483,893	—	—	—	—	—
Month to Month (3)	18,487	$978	—	$53	$53	$978
2017	18,745	776	—	41	41	776
2018	291,612	11,987	0.6%	41	42	12,174
2019	1,085,779	44,750	2.2%	41	42	46,004
2020	625,343	22,139	1.1%	35	39	24,115
2021	915,791	22,002	1.1%	24	26	23,892
2022	885,552	33,017	1.6%	37	41	36,659
2023	495,217	12,854	0.6%	26	29	14,345
2024	508,302	22,490	1.1%	44	53	26,711
2025	770,769	30,522	1.5%	40	46	35,496
2026	375,145	16,398	0.8%	44	52	19,687
Thereafter	1,510,270	61,262	3.0%	41	57	85,517

Total / Wtd. Avg.	7,984,905	$279,175	13.6%	$37	$44	$326,354

Colocation
Available	539,958	—	—	—	—	—
Month to Month (3)	147,756	$47,976	2.3%	$325	$325	$47,976
2017	50,498	19,920	1.0%	394	394	19,920
2018	492,002	145,833	7.1%	296	296	145,833
2019	203,775	53,249	2.6%	261	261	53,249
2020	129,402	26,453	1.3%	204	204	26,456
2021	37,035	9,381	0.5%	253	294	10,885
2022	24,741	6,475	0.3%	262	262	6,475
2023	965	57	—	59	59	57
2024	67,403	7,113	0.3%	106	106	7,113
2025	8,670	993	—	114	114	992
2026	12,636	3,133	0.2%	248	248	3,133
Thereafter	483	395	—	814	814	395

Total / Wtd. Avg.	1,715,324	$320,978	15.6%	$273	$274	$322,484

Non-Technical
Available	629,904	—	—	—	—	—
Month to Month (3)	19,669	$379	—	$19	$19	$379
2017	84,863	537	—	6	6	537
2018	230,791	7,742	0.4%	34	34	7,826
2019	496,289	6,076	0.3%	12	13	6,250
2020	137,287	4,216	0.2%	31	32	4,436
2021	517,027	8,805	0.4%	17	18	9,331
2022	323,615	5,768	0.3%	18	20	6,320
2023	132,217	1,648	0.1%	12	14	1,908
2024	264,745	4,702	0.2%	18	19	5,121
2025	216,183	2,866	0.1%	13	15	3,232
2026	63,925	927	—	14	18	1,164
Thereafter	832,477	9,394	0.5%	11	15	12,222

Total / Wtd. Avg.	3,948,992	$53,060	2.5%	$16	$18	$58,726

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2017, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2017

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM	26	1,007,679	4.6%	$135,301	6.6%	4.4
2	Fortune 50 Software Company	16	1,642,275	7.4%	130,863	6.3%	6.6
3	Facebook, Inc.	15	782,113	3.5%	117,580	5.7%	3.4
4	Cyxtera Technologies, Inc. (3)	19	1,938,657	8.8%	77,358	3.7%	4.9
5	Oracle America, Inc.	16	511,183	2.3%	66,124	3.2%	3.4
6	Verizon	67	453,126	2.0%	60,412	2.9%	3.5
7	Equinix	22	960,956	4.3%	56,575	2.7%	11.6
8	Rackspace	8	480,284	2.2%	49,410	2.4%	9.1
9	Fortune 25 Investment Grade-Rated	7	399,649	1.8%	49,081	2.4%	4.5
10	LinkedIn Corporation	7	366,992	1.7%	44,112	2.1%	6.9
11	AT&T	48	647,163	2.9%	40,400	2.0%	4.6
12	Fortune 500 SaaS Provider	7	275,069	1.2%	40,078	1.9%	5.7
13	JPMorgan Chase & Co.	16	260,764	1.2%	31,492	1.5%	3.5
14	SunGard Availability Services LP	11	222,183	1.0%	24,934	1.2%	7.5
15	Morgan Stanley	9	167,172	0.8%	23,406	1.1%	4.8
16	NTT Communications Company	15	237,936	1.1%	23,155	1.1%	4.1
17	Charter Communications	18	144,213	0.7%	22,996	1.1%	6.6
18	Uber Technologies, Inc.	4	133,714	0.6%	22,889	1.1%	3.8
19	HP Enterprise Services	6	128,349	0.6%	21,590	1.0%	1.6
20	Tata Communications	18	182,287	0.8%	19,907	1.0%	4.8
	Total / Weighted Average		10,941,764	49.5%	$1,057,663	51.0%	5.7

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct tenants may be the entities named in this table above or their subsidiaries or affiliates.

(1)
Occupied square footage is calculated based on leases that commenced on or before September 30, 2017. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2017, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct tenants. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct tenants, of CenturyLink, Inc. in Q2 2017.

Portfolio Summary	Financial Supplement
As of September 30, 2017	Third Quarter 2017

	As of
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Number of Data Centers (1)
Domestic (2)	116	106	106	106	104
International	46	44	44	44	42
Unconsolidated joint ventures (1)	14	14	14	14	14
Held-for-Sale	6	3	3	3	3
Total	182	167	167	167	163

Number of Buildings
Domestic	147	143	144	144	143
International	48	47	47	47	45
Unconsolidated joint ventures	16	16	16	16	16
Held-for-Sale	14	5	3	3	3
Total	225	211	210	210	207

Number of Metropolitan Areas
Domestic	17	18	19	19	19
International	12	12	12	12	12
Unconsolidated joint ventures	2	2	2	2	2
Held-for-Sale	2	1	—	—	—
Total	33	33	33	33	33

Net Rentable Square Feet (3)
Domestic	20,758,073	17,644,614	17,444,971	17,746,428	17,445,794
International	3,430,671	3,402,990	3,367,637	3,171,265	3,301,045
Unconsolidated joint ventures	1,867,341	1,867,341	1,867,341	1,867,341	1,867,341
Held-for-Sale	979,242	495,204	225,799	225,799	225,799
Total	27,035,327	23,410,149	22,905,748	23,010,833	22,839,979

Active Development Square Feet (4)
Domestic	1,467,163	749,642	890,734	1,432,839	972,756
International	1,292,695	433,227	580,082	587,977	363,834
Total	2,759,858	1,182,869	1,470,816	2,020,816	1,336,590

Space Held for Development (5)
Domestic	1,253,516	1,291,773	1,370,990	720,009	751,091
International	311,367	311,367	199,813	200,224	188,874
Unconsolidated joint ventures	71,417	71,417	71,417	71,417	71,417
Held-for-Sale	89,923	89,923	89,923	89,923	89,923
Total	1,726,223	1,764,480	1,732,143	1,081,573	1,101,305

Portfolio occupancy (6)	90.8%	89.1%	89.4%	89.4%	89.9%
Digital Realty's share occupancy (7)	90.3%	88.5%	88.7%	88.7%	89.2%
Stabilized "same-capital" pool occupancy (8)	90.2%	89.9%	90.0%	89.7%	90.2%

(1)
Includes 12 data centers held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; and two data centers held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the data center count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 34).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes properties classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes properties classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2016-2017, properties classified as held for sale, and properties sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Third Quarter 2017

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,310,930	$3,728	$1,314,657	57.1%
Powered Base Building®	200,413	—	200,413	8.7%
Colocation	92,082	24,483	116,565	5.1%
Non-Technical	38,160	5	38,165	1.7%
Corporate Data Center Total	$1,641,585	$28,215	$1,669,800	72.6%

Internet Gateway Data Center
Turn-Key Flex®	$100,995	$1,330	$102,325	4.4%
Powered Base Building®	78,761	—	78,761	3.4%
Colocation	228,896	206,392	435,286	18.9%
Non-Technical	8,364	4	8,367	0.4%
Internet Gateway Data Center Total	$417,016	$207,726	$624,739	27.1%

Non-Data Center
Non-Technical	$6,537	—	$6,537	0.3%
Non-Data Center Total	$6,537	—	$6,537	0.3%

Total	$2,065,138	$235,941	$2,301,076	100.0%
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2017, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Third Quarter 2017

Metropolitan Area	IT Load / MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	312.9	3,528,671	96.3%	3,398,770
Chicago	116.3	1,524,432	93.7%	1,428,489
Silicon Valley	99.5	961,574	95.7%	920,617
Dallas	72.3	1,083,808	88.3%	956,612
Phoenix	45.9	688,980	88.2%	607,838
New York	44.2	1,045,913	78.3%	818,703
San Francisco	25.6	484,994	72.8%	352,959
Boston	19.0	378,456	85.1%	322,159
Los Angeles	13.7	247,552	84.0%	208,044
Houston	12.6	163,209	87.0%	141,973
Other Metropolitan Areas	27.7	457,407	83.3%	381,064
Total North America	789.7	10,564,996	90.3%	9,537,228

London, United Kingdom	90.4	1,120,144	90.2%	1,010,927
Amsterdam, Netherlands	18.9	154,546	75.7%	116,946
Other Metropolitan Areas	12.1	187,746	78.0%	146,349
Total Europe	121.4	1,462,437	87.1%	1,274,223

Singapore	25.9	307,451	91.6%	281,554
Other Metropolitan Areas	16.6	237,624	93.0%	221,013
Total Asia/Pacific	42.5	545,075	92.2%	502,567

Total	953.6	12,572,508	90.0%	11,314,018

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes properties classified as held-for-sale. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-17	30-Jun-17	TKF & Colo IT Load (6)

North America

Northern Virginia
44521 Hastings Drive (ACC5)	Data Center	360,000	—	—	$58,838	98.3%	—	36.4
44480 Hastings Drive (ACC4)	Data Center	346,999	—	—	52,692	97.0%	—	36.4
21625 Gresham Drive (ACC7)	Data Center	446,000	—	—	51,235	99.0%	—	41.6
43940 Digital Loudoun Plaza (Bldg G)	Data Center	376,502	—	16,209	40,943	99.2%	99.2%	24.9
44060 Digital Loudoun Plaza (Bldg K)	Data Center	270,633	—	13,830	34,062	98.4%	98.4%	19.8
44461 Chilum Place (ACC6)	Data Center	261,997	—	—	26,130	98.1%	—	26.0
44100 Digital Loudoun Plaza (Bldg J)	Data Center	185,336	—	29,484	26,020	89.6%	87.5%	16.6
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	19,439	99.8%	100.0%	9.0
43780 Digital Loudoun Plaza (Bldg H)	Data Center	182,414	—	36,304	17,225	78.3%	59.1%	16.8
44520 Hastings Drive (ACC3)	Data Center	146,999	—	—	15,121	100.0%	—	13.9
21745 Sir Timothy Drive (ACC9)	Data Center	172,849	153,148	—	14,500	100.0%	—	14.4
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	13,372	99.8%	99.8%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	12,187	95.5%	95.5%	6.9
1780 Business Center Drive (VA3)	Data Center	256,000	—	—	11,520	95.3%	—	13.0
8217 Linton Hall Road (VA4)	Data Center	230,002	—	—	9,921	100.0%	—	9.6
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,715	99.0%	99.0%	3.4
44490 Chilum Place (ACC2)	Data Center	87,000	—	—	7,638	100.0%	—	10.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,347	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,878	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	4,163	100.0%	100.0%	2.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	3,381	71.0%	71.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,369	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,125	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,720	100.0%	100.0%	—
8100 Boone Boulevard (7)	Data Center	17,015	—	—	200	5.1%	24.0%	0.4
21744 Sir Timothy Drive (ACC10)	Data Center	—	289,000	—	—	—	—	—
44274 Roundtable Plaza (Bldg L)	Data Center	—	475,889	—	—	—	—	—
Total		4,581,092	918,037	107,777	$444,741	96.8%	94.4%	311.1

Chicago
350 E Cermak Road	Internet Gateway	1,132,973	—	—	$94,007	94.1%	93.1%	18.7
2200 Busse Road (CH1)	Data Center	485,003	—	—	51,501	99.6%	—	36.4
2299 Busse Road (CH2)	Data Center	328,002	—	—	33,196	99.5%	—	26.8
9355 Grand Avenue	Data Center	223,155	—	14,639	33,094	96.1%	96.1%	19.8
9333 Grand Avenue	Data Center	109,826	—	7,689	13,072	94.9%	94.9%	6.8
600-780 S. Federal	Internet Gateway	144,584	—	19,264	9,815	85.8%	85.4%	1.4
9377 Grand Avenue	Data Center	81,756	—	91,060	5,189	54.6%	50.8%	6.4
1420 East Devon Avenue (CH3)	Data Center	—	305,000	—	—	—	—	—
Total		2,505,299	305,000	132,652	$239,874	94.4%	90.9%	116.3

New York
111 8th Avenue (8)	Internet Gateway	166,692	—	5,449	$49,378	80.4%	81.5%	6.0
365 S Randolphville Road	Data Center	309,909	17,000	24,539	30,878	97.2%	97.1%	12.0
60 Hudson Street (9)	Internet Gateway	163,483	—	—	25,795	55.5%	54.9%	1.8
3 Corporate Place	Data Center	276,931	—	—	21,251	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	19,777	93.3%	93.3%	5.6
300 Boulevard East	Data Center	346,819	—	22,962	16,928	92.3%	92.4%	1.7
2 Peekay Drive (9)	Data Center	103,073	—	111,827	12,261	79.7%	77.8%	4.7
32 Avenue of Americas (9)	Data Center	119,346	—	13,156	9,752	58.3%	60.8%	2.1
100 Delawanna Avenue	Internet Gateway	183,144	—	—	9,449	60.7%	58.3%	4.0
410 Commerce Boulevard (10)	Data Center	27,943	—	—	5,680	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,907,509	17,000	296,046	$201,179	84.4%	84.3%	43.5

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-17	30-Jun-17	TKF & Colo IT Load (6)
Sillicon Valley
2220 De La Cruz Boulevard (SC1)	Data Center	470,999	—	—	$58,246	99.2%	—	52.6
2805 Lafayette Street (11)	Data Center	145,780	—	—	17,933	90.3%	90.3%	9.3
3011 Lafayette Street	Data Center	90,780	—	—	11,877	100.0%	100.0%	6.0
1100 Space Park Drive	Internet Gateway	165,297	—	—	11,782	84.2%	84.2%	6.4
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	11,331	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,810	100.0%	100.0%	4.9
1525 Comstock Street	Data Center	42,385	—	—	9,903	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	9,270	100.0%	100.0%	—
3105 Alfred Street	Data Center	49,858	—	—	9,091	87.1%	98.8%	4.5
2820 Northwestern Parkway (9)	Data Center	37,600	—	—	8,113	65.4%	58.0%	5.7
150 South First Street	Data Center	179,761	—	—	7,538	97.2%	97.2%	—
1725 Comstock Street	Data Center	39,643	—	—	6,264	98.7%	82.6%	3.4
1201 Comstock Street	Data Center	24,000	—	—	5,315	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	5,093	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,316	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,671	100.0%	100.0%	—
3205 Alfred Street	Data Center	—	65,680	—	—	—	—	—
Total		2,185,342	65,680	—	$189,553	96.8%	96.0%	99.6

Dallas
2323 Bryan Street	Internet Gateway	453,549	—	23,568	$19,895	64.2%	64.7%	2.7
907 Security Row (12)	Data Center	120,576	—	17,874	15,710	97.2%	97.2%	9.6
2440 Marsh Lane	Data Center	135,250	—	—	14,158	84.8%	84.8%	6.8
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,670	96.2%	96.5%	—
900 Quality Way	Data Center	114,922	—	—	13,564	98.6%	98.6%	7.0
1232 Alma Road	Data Center	105,726	—	—	13,140	84.2%	84.2%	6.8
4849 Alpha Road	Data Center	125,538	—	—	12,574	100.0%	100.0%	4.5
850 East Collins	Data Center	121,366	—	—	12,351	85.1%	84.9%	6.9
1210 Integrity Drive (13)	Data Center	156,579	69,285	100,506	12,223	67.1%	49.0%	12.0
4025 Midway Road	Data Center	93,386	—	7,204	10,522	95.1%	95.1%	4.4
950 East Collins	Data Center	121,286	—	—	10,004	100.0%	100.0%	7.2
11830 Webb Chapel Road	Data Center	365,647	—	—	9,095	98.0%	98.0%	—
400 S. Akard	Internet Gateway	269,563	—	—	8,803	95.5%	95.5%	—
1215 Integrity Drive (14)	Data Center	61,750	56,126	—	4,330	96.8%	96.8%	3.4
8435 N Stemmons Freeway (9)	Data Center	34,901	—	—	4,009	55.5%	57.5%	1.3
904 Quality Way	Data Center	62,636	—	—	1,039	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	725	100.0%	100.0%	—
Total		3,235,797	125,411	149,152	$175,812	89.3%	88.6%	72.6

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$68,155	87.7%	87.7%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	20,143	68.2%	67.7%	10.1
2055 East Technology Circle	Data Center	76,350	—	—	8,476	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$96,774	71.7%	71.6%	45.9

San Francisco
200 Paul Avenue 1-4	Internet Gateway	486,593	13,500	—	$29,922	79.8%	79.8%	9.4
365 Main Street	Internet Gateway	226,980	—	—	27,767	67.8%	68.0%	8.6
720 2nd Street	Data Center	121,220	—	—	9,144	41.3%	70.8%	7.6
360 Spear Street	Data Center	154,950	—	—	4,437	49.5%	49.5%	—
Total		989,743	13,500	—	$71,270	67.6%	71.3%	25.6

Atlanta
56 Marietta Street	Internet Gateway	152,650	—	—	$37,411	97.8%	97.9%	4.8
375 Riverside Parkway	Data Center	250,191	—	—	9,448	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,847	99.9%	99.9%	—
250 Williams Street	Data Center	38,459	—	—	8	0.1%	—	1.6
101 Aquila Way	Data Center	—	—	313,581	—	—	—	—
Total		775,606	—	313,581	$53,714	94.6%	94.6%	8.7

Boston
128 First Avenue	Data Center	274,750	—	—	$22,133	84.4%	84.0%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	11,992	85.7%	88.3%	5.1
105 Cabot Street	Data Center	55,082	—	50,649	4,688	59.7%	59.7%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,354	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	823	100.0%	100.0%	—
Total		528,029	—	50,649	$43,990	85.0%	85.2%	19.1

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-17	30-Jun-17	TKF & Colo IT Load (6)
Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$25,961	87.1%	86.7%	6.5
2260 East El Segundo Boulevard	Data Center	132,240	—	—	10,588	85.7%	85.7%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,920	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,846	100.0%	100.0%	—
Total		818,479	—	—	$41,315	90.0%	89.8%	13.7

Houston
Digital Houston	Data Center	392,816	—	13,969	$20,943	87.6%	87.6%	12.6
Total		392,816	—	13,969	$20,943	87.6%	87.6%	12.6

Toronto, Canada
371 Gough Road	Data Center	104,308	—	—	$12,415	89.0%	89.0%	6.8
6800 Millcreek Drive	Data Center	83,758	—	—	2,300	100.0%	100.0%	—
1 Century Place (TOR1)	Data Center	—	711,000	—	—	—	—	—
Total		188,066	711,000	—	$14,715	93.9%	93.9%	6.8

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,559	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,259	100.0%	100.0%	—
Total		371,500	—	—	$10,819	95.6%	95.6%	—

Austin
7500 Metro Center Drive	Data Center	85,688	—	—	$6,683	49.9%	53.6%	4.3
Total		85,688	—	—	$6,683	49.9%	53.6%	4.3

Miami
36 NE 2nd Street	Internet Gateway	134,285	22,535	5,320	$5,571	95.1%	95.0%	0.6
2300 NW 89th Place	Data Center	64,174	—	—	991	100.0%	100.0%	—
Total		198,459	22,535	5,320	$6,563	96.7%	96.6%	0.6

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$6,093	83.3%	83.2%	4.5
Total		48,574	—	—	$6,093	83.3%	83.2%	4.5

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,494	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	444	22.2%	22.2%	—
Total		406,929	—	—	$5,938	85.1%	85.1%	—

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,675	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,549	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	1,537	100.0%	100.0%	0.1
Total		95,499	—	—	$4,761	100.0%	100.0%	1.0

Seattle
3433 S 120th Place (9)	Data Center	40,502	—	75,444	$2,134	70.7%	71.4%	2.0
Total		40,502	—	75,444	$2,134	70.7%	71.4%	2.0

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	464,863	—	15,137	$61,214	94.0%	100.0%	32.9
Sovereign House (15)	Internet Gateway	65,100	—	—	29,184	75.0%	75.2%	4.8
Watford (16)	Data Center	113,355	—	19,645	18,787	100.0%	100.0%	11.2
3 St. Anne's Boulevard	Data Center	96,384	—	—	17,821	92.2%	92.2%	7.2
Fountain Court	Data Center	131,771	—	—	14,866	77.2%	77.2%	8.6
Croydon (17)	Data Center	120,000	—	—	14,374	100.0%	100.0%	7.9
Oliver's Yard (15)	Data Center	37,634	—	—	8,540	67.2%	68.3%	2.4
Crawley	Data Center	66,248	65,902	—	8,303	100.0%	100.0%	6.0
Mundells Roundabout	Data Center	113,464	—	—	7,643	100.0%	100.0%	—
West Drayton (15)	Data Center	58,200	—	—	7,640	47.0%	47.0%	2.9
Cressex 1	Data Center	50,847	—	—	7,065	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	4,665	100.0%	100.0%	1.4
Bonnington House (15)	Internet Gateway	14,077	—	20,277	3,724	90.7%	97.7%	0.7
Meridian Gate (15)	Data Center	17,943	—	—	2,831	62.5%	63.7%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	271	100.0%	100.0%	—
Crawley 2	Data Center	—	105,569	—	—	—	—	—
Total		1,400,717	171,471	55,060	$206,928	90.5%	92.5%	90.4

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-17	30-Jun-17	TKF & Colo IT Load (6)
Amsterdam, Netherlands
Amstel Business Park	Data Center	31,824	—	—	$17,330	92.5%	94.7%	6.7
Science Park (15)	Internet Gateway	100,645	—	48,393	9,816	65.0%	63.8%	7.1
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	6,155	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	5,165	100.0%	100.0%	—
De President Business Park	Data Center	24,473	21,362	111,554	3,462	98.0%	100.0%	3.0
Naritaweg 52	Data Center	63,260	—	—	2,692	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,566	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,271	100.0%	100.0%	—
Total		474,217	21,362	159,947	$47,458	92.0%	92.0%	18.9

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$8,820	81.6%	81.6%	4.3
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	8,400	100.0%	100.0%	—
Profile Park	Data Center	43,275	—	—	5,579	83.0%	83.0%	3.8
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,340	100.0%	100.0%	—
Total		307,775	—	—	$24,139	90.4%	90.4%	8.1

Frankfurt, Germany
Lyonerstrasse (15)	Data Center	47,641	—	—	$9,703	62.5%	65.9%	3.9
Wilhem-Fay-Strasse	Data Center	—	120,030	—	—	—	—	—
Total		47,641	120,030	—	$9,703	62.5%	65.9%	3.9

Paris, France
1 Rue Jean-Pierre	Data Center	104,666	—	—	$4,603	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,973	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	658	100.0%	100.0%	—
Total		185,994	—	—	$7,233	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,750	100.0%	100.0%	—
Total		59,190	—	—	$1,750	100.0%	100.0%	—

Manchester, England
Manchester Technopark	Data Center	38,016	—	—	$1,810	100.0%	100.0%	—
Total		38,016	—	—	$1,810	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	370,500	—	—	$64,649	97.9%	98.1%	22.3
3 Loyang Way	Data Center	95,019	—	75,119	4,929	31.9%	31.9%	3.6
Total		465,519	—	75,119	$69,578	84.5%	84.6%	25.9

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$9,197	100.0%	100.0%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	72,341	—	21,241	8,412	85.2%	85.2%	4.3
Total		125,329	—	21,241	$17,609	91.5%	91.5%	7.2

Sydney
1-11 Templar Road (18)	Data Center	86,217	—	—	$15,665	99.7%	99.7%	6.5
23 Waterloo Road	Data Center	51,990	—	—	1,191	100.0%	100.0%	—
13-23 Templar Road	Data Center	—	176,150	—	—	—	—	—
Total		138,207	176,150	—	$16,856	99.8%	99.8%	6.5

Osaka
Digital Osaka 1 TMK	Data Center	—	92,682	—	—	—	—	—
Total		—	92,682	—	—	—	—	—

NON-DATA-CENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	322,757	—	—	$5,278	86.1%	62.7%	—
2425-2553 Edgington Street	Technology Office	263,668	—	—	1,258	100.0%	100.0%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		600,825	—	—	$6,536	92.5%	80.3%	—

Consolidated Portfolio Total/Weighted Average		24,188,744	2,759,858	1,564,883	$2,046,470	94.1%	88.3%	948.7

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$18,557	98.0%	98.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,633	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,350	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	2,057	100.0%	100.0%	—
Total		546,572	—	—	$26,597	100.0%	100.0%	9.0

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2017

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-17	30-Jun-17	TKF & Colo IT Load (6)
Hong Kong
33 Chun Choi Street	Data Center	114,883	—	71,417	$17,417	80.8%	80.8%	5.8
Total		114,883	—	71,417	$17,417	80.8%	80.8%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,525	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,443	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,317	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,185	100.0%	100.0%	—
Total		326,305	—	—	$12,471	100.0%	100.0%	—

Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,726	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,815	100.0%	100.0%	—
Total		319,876	—	—	$7,541	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,415,972	—	71,417	$67,215	98.3%	98.3%	18.2

Managed Portfolio Total/Weighted Average		25,604,716	2,759,858	1,636,300	$2,113,686	90.7%	89.0%	967.0

Digital Realty Share Total/Weighted Average (19)		24,506,404	2,759,858	1,600,591	$2,065,138	90.3%	89.7%	953.6

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Internet Gateway	400,369	—	—	$44,984	97.1%	96.6%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,972	100.0%	100.0%	—
Total		451,369	—	—	$51,956	97.5%	97.0%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$51,956	97.5%	97.0%	—

Portfolio Total/Weighted Average		26,056,085	2,759,858	1,636,300	$2,165,642	90.8%	89.1%	967.0

Held for Sale
11085 Sun Center Drive	Data Center	69,048	—	—	$3,239	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	3,077	100.0%	100.0%	1.4
1 Solutions Parkway (20)	Technology Office	156,000	—	—	2,662	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,590	100.0%	100.0%	—
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	2,202	23.5%	38.1%	2.1
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,681	75.4%	75.4%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,113	81.7%	81.7%	—
7620 Metro Center Drive	Data Center	40,836	—	—	701	83.2%	83.2%	0.3
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	—	—	—	—
Total		979,242	—	89,923	$17,264	68.8%	57.6%	3.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 34).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 38).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2017, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(8)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(9)	Building represents leasehold interest from the acquisition of Telx Holdings, Inc., or the Telx Acquisition.

(10)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(11)	Building formerly referred to as 800 Central Expressway.

(12)	Building formerly referred to as 1301 International Parkway.

(13)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan (see page 38).

(14)	Building formerly referred to as 1215 Datacenter Park.

(15)	Building represents leasehold interest from European Portfolio Acquisition in third quarter of 2016.

(16)	Building formerly referred to as The Chess Building.

(17)	Building formerly referred to as Unit B Prologis Park.

(18)	Building formerly referred to as 1-23 Templar Road.

(19)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(20)	Building formerly referred to as 1 Savvis Parkway.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Third Quarter 2017

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	—	—	—	—	—	1	305,000	27,200	$198,739	$60,298	$259,037	52.9%	2Q18			1	305,000	$198,739	$60,298	$259,037
Dallas	—	—	—	—	—	2	125,411	9,600	66,770	19,792	86,562	37.5%	4Q17			2	125,411	66,770	19,792	86,562
Miami	—	—	—	—	—	1	22,535	800	7,862	8,191	16,053	—	4Q17			1	22,535	7,862	8,191	16,053
N. Virginia	2	461,298	$48,430	$38,604	$87,034	3	456,739	41,400	211,182	127,273	338,454	63.7%	1Q18			3	918,037	259,611	165,877	425,488
New York	—	—	—	—	—	1	17,000	1,200	6,019	10,703	16,722	—	2Q18			1	17,000	6,019	10,703	16,722
San Francisco	—	—	—	—	—	1	13,500	1,200	2,548	15,473	18,021	100.0%	1Q18			1	13,500	2,548	15,473	18,021
Silicon Valley	—	—	—	—	—	1	65,680	6,000	34,122	39,743	73,866	—	1Q18			1	65,680	34,122	39,743	73,866
Toronto	1	607,000	100,369	43,051	143,420	1	104,000	6,000	49,235	23,687	72,922	—	1Q18			1	711,000	149,604	66,737	216,341
North America	3	1,068,298	$148,799	$81,655	$230,454	11	1,109,865	93,400	$576,477	$305,160	$881,637	48.8%		11.7%	11.0%	11	2,178,163	$725,275	$386,815	$1,112,090

Amsterdam	—	—	—	—	—	1	21,362	2,000	11,954	9,761	21,715	—	4Q17			1	21,362	11,954	9,761	21,715
Frankfurt	1	81,094	24,425	2,465	26,890	1	38,936	3,000	32,380	11,874	44,254	—	1Q18			1	120,030	56,804	14,339	71,143
London	1	76,123	21,219	13,379	34,598	2	95,348	7,000	44,020	60,990	105,010	57.1%	1Q18			2	171,471	65,239	74,368	139,608
Europe	2	157,217	$45,643	$15,844	$61,487	4	155,646	12,000	$88,354	$82,624	$170,978	33.3%		10.1%	9.1%	4	312,863	$133,998	$98,468	$232,466

Osaka	1	15,008	1,594	—	1,594	1	77,674	7,600	121,964	8,820	130,784	94.7%	4Q17			1	92,682	123,558	8,820	132,378
Sydney	1	122,008	3,020	16,054	19,074	1	54,142	4,800	3,172	47,602	50,774	—	4Q18			1	176,150	6,192	63,656	69,848
Asia Pacific	2	137,016	4,614	16,054	20,668	2	131,816	12,400	$125,136	$56,422	$181,558	58.1%		9.4%	9.0%	2	268,832	$129,751	$72,476	$202,226

Total	7	1,362,531	$199,056	$113,552	$312,609	17	1,397,327	117,800	$789,967	$444,206	$1,234,174	48.2%		11.2%	10.5%	17	2,759,858	$989,024	$557,759	$1,546,782

(1)	Represents costs incurred through September 30, 2017.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Third Quarter 2017

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	15,653	625	$9,450	—
Boston	1	6,413	217	3,414	—
Chicago	1	37,099	2,880	33,034	6.0%
Dallas	1	51,099	4,000	35,611	50.0%
Houston	1	15,141	1,108	13,028	—
Northern Virginia	2	59,137	3,994	31,070	60.1%
North America	7	184,542	12,824	$125,607	35.7%	11.2%	11.0%

Dublin	1	6,328	620	$7,281	—
London	2	37,150	3,761	31,871	—
Europe	3	43,478	4,381	$39,152	—	10.7%	10.1%

Singapore	2	25,365	2,257	$29,380	—
Asia Pacific	2	25,365	2,257	$29,380	—	13.5%	12.7%

Subtotal Consolidated Portfolio	12	253,385	19,462	$194,139	23.5%	11.5%	11.1%

Hong Kong	1	22,095	1,200	$19,745	—
Subtotal Unconsolidated JV (4)	1	22,095	1,200	$19,745	—	14.0%	13.2%

Grand Total	13	275,480	20,662	$213,884	22.1%	11.7%	11.3%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2017

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Development (1)	N/A	551.5	$330,101	—	$330,101
Development Construction in Progress
Space Held for Development (1)	1,564,883	N/A	407,347	—	407,347	$260
Base Building Construction (2)	1,362,531	N/A	199,056	$113,552	312,608	229
Data Center Construction	1,397,327	N/A	789,967	444,206	1,234,173	883
Equipment Pool & Other Inventory (3)	N/A	N/A	7,945	—	7,945
Campus, Tenant Improvements & Other (4)	N/A	N/A	1,424	6,746	8,170
Total Development Construction in Progress	4,324,741		$1,405,739	$564,504	$1,970,243

Enhancement & Other			$19,872	$10,041	$29,913
Recurring			28,206	44,612	72,818
Total Construction in Progress			$1,783,918	$619,157	$2,403,075

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of September 30, 2017 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)	Represents costs incurred through September 30, 2017.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2017

	Three Months Ended					Nine Months Ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16	30-Sep-17	30-Sep-16

Non-Recurring Capital Expenditures (1)
Development	$226,767	$171,128	$199,742	$160,313	$172,057	$597,637	$413,647
Enhancements and Other Non-Recurring	1,359	1,722	2,816	1,371	2,033	5,897	3,382
Total Non-Recurring Capital Expenditures	$228,126	$172,850	$202,558	$161,684	$174,090	$603,534	$417,029

Recurring Capital Expenditures (2)	$34,664	$26,740	$29,588	$21,246	$15,252	$90,992	$54,230

Total Direct Capital Expenditures	$262,791	$199,590	$232,146	$182,930	$189,342	$694,527	$471,259

Indirect Capital Expenditures
Capitalized Interest	$5,285	$3,770	$4,614	$4,877	$3,750	$13,669	$11,447
Capitalized Overhead	19,731	18,351	17,599	18,474	18,101	55,681	50,427
Total Indirect Capital Expenditures	$25,016	$22,121	$22,213	$23,351	$21,851	$69,350	$61,874

Timing / FX adjustments	—	—	—	2,436	5,764	—	16,232

Total Improvements to and Advances for Investment in Real Estate	$287,807	$221,711	$254,359	$208,717	$216,957	$763,877	$549,365

Consolidated Portfolio Net Rentable Square Feet (3)	24,506,404	21,364,861	21,129,928	21,235,352	21,067,803	24,506,404	21,067,803

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Third Quarter 2017

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	1	313,581	$21,494
Boston	—	—	—	1	50,649	23,749
Chicago	1	18.7	$28,355	4	132,652	55,957
Dallas	3	116.3	30,635	4	149,152	19,731
Houston	—	—	—	1	13,969	2,732
Miami	—	—	—	1	5,320	155
New York	1	34.2	42,201	7	296,046	92,155
N. Virginia	4	233.6	133,813	5	107,777	12,637
Phoenix	2	56.5	12,260	1	108,926	12,384
Portland	2	46.7	17,966	—	—	—
Silicon Valley	1	7.2	5,716	—	—	—
Seattle	—	—	—	1	75,444	7,736
North America	14	513.2	$270,947	26	1,253,516	$248,730

Amsterdam, Netherlands	1	5.1	$7,867	2	159,947	$63,344
Dublin, Ireland	1	7.5	11,167	—	—	—
Frankfurt, Germany	1	4.0	6,479	—	—	—
London, England	1	6.7	13,061	3	55,059.8	12,425
Europe	4	23.3	$38,574	5	215,007	$75,769

Melbourne	1	4.1	$1,773	1	21,241	$6,670
Osaka	1	11.0	18,807	—	—	—
Singapore	—	—	—	1	75,119	76,177
Asia Pacific	2	15.1	$20,580	2	96,360	$82,848

Subtotal Consolidated Portfolio	20	551.5	$330,101	33	1,564,883	$407,347

Hong Kong	—	—	—	1	71,417	$12,071
Subtotal Unconsolidated JV	—	—	—	1	71,417	$12,071

Grand Total	20	551.5	$330,101	34	1,636,300	$419,417

(1)	Represents properties acquired to support ground-up development.

(2)	Represents costs incurred through September 30, 2017. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2017

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price		Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
DuPont Fabros Acquisition	Various	9/14/2017	$7,857,000	(4)	N/A	3,591,850	1,458,148	98.7%
Garland (Land)	Dallas	8/17/2017	$5,360		N/A	—	—	—
Osaka (Land)	Japan	9/13/2017	$4,660		N/A	—	—	—
Total			$7,867,020			3,591,850	1,458,148	98.7%

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
8025 North Interstate 35	Austin	8/10/2017	$20,200	5%	62,237	—	—
Total			$20,200	—	62,237	—	—

Joint Ventures:
Property	Metropolitan Area	Date Invested	Investment Amount	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None	—	—	—	—	—	—	—
Total			—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

(4)	Represents total consideration paid for DuPont Fabros acquisition, which was completed through a stock-for-stock merger.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Third Quarter 2017

	As of September 30, 2017
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$126,814	$48,574	$149,547	$441,533	$124,241	$8,138	$898,847
Accumulated depreciation & amortization	(100,803)	(3,044)	(17,935)	(39,088)	(9,418)	(1,484)	(171,772)
Net Book Value of Operating Real Estate	$26,011	$45,530	$131,612	$402,445	$114,823	$6,654	$727,075
Other assets	24,913	9,197	57,932	57,625	39,232	10,512	199,411
Total Assets	$50,924	$54,727	$189,544	$460,070	$154,055	$17,166	$926,486

Debt	134,366	47,000	—	207,583	101,630	—	490,579
Other liabilities	4,338	415	4,377	78,996	2,395	11	90,532
Equity / (deficit)	(87,780)	7,312	185,167	173,491	50,030	17,155	345,375
Total Liabilities and Equity	$50,924	$54,727	$189,544	$460,070	$154,055	$17,166	$926,486

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,183	$23,500	—	$41,517	$20,326	—	$152,526

	Three Months Ended September 30, 2017
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Total revenues	$12,370	$2,295	$4,853	$10,313	$4,658	$1,232	$35,721
Operating expenses	(4,117)	(468)	(1,606)	(1,947)	(1,713)	(1,049)	(10,900)
Net Operating Income (NOI)	$8,253	$1,827	$3,247	$8,366	$2,945	$183	$24,821

Straight-line rental revenue	$19	—	$107	($219)	($39)	—	($132)
Above- and below-market rent	—	—	—	(749)	926	—	177
Cash Net Operating Income (NOI)	$8,272	$1,827	$3,354	$7,398	$3,832	$183	$24,866

Interest expense	($1,404)	($393)	($1)	($1,738)	($1,058)	($1)	($4,595)
Depreciation & amortization	(1,531)	(211)	(1,492)	(3,183)	(2,231)	(193)	(8,841)
Other income / (expense)	983	1	(244)	(22)	(142)	(31)	545
Total Non-Operating Expenses	($1,952)	($603)	($1,737)	($4,943)	($3,431)	($225)	($12,891)

Net Income	$6,301	$1,224	$1,510	$3,423	($486)	($42)	$11,930

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$4,127	$914	$1,624	$1,673	$589	$31	$8,958

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$4,136	$914	$1,677	$1,480	$766	$31	$9,004

Digital Realty's income (loss) from unconsolidated JVs (1)	$3,000	$612	$755	$1,059	$461	($7)	$5,880

Digital Realty's Pro Rata Share of FFO (2)	$3,766	$718	$1,501	$1,696	$907	$26	$8,614

Digital Realty's Fee Income from JV	—	—	$141	$859	$414	—	$1,414

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 47.

External Growth Pipeline	Financial Supplement
Central - Chicago	Third Quarter 2017

Master Plan

Grand Avenue
Central
Chilled
Water
Plant
PRIMARY
ENTRY
Building 9333
Phase 1
Building 9377
Phase 3
Building 9355
Phase 2
Martens St.

Completed and Stabilized Development

Current Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	% IT Load Sold (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	97.9%	Complete
9355 W. Grand Ave., Franklin Park, IL	237,794	21.6	100.0%	Complete
9377 W. Grand Ave., Franklin Park, IL	172,816	12.8	28.8%	Current Development

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to provide 117,515 square feet and accommodate 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to provide 251,500 square feet and accommodate 14.4 MW of IT Load in eight 1,800 kW data centers. The IT density of the first floor in the 9355 building was subsequently doubled from the original plan to satisfy customers' requirements thereby increasing the building's total IT Load from 14.4 MW to 21.6 MW.

•
Redevelopment of the 9377 W. Grand Ave. building commenced in February 2016, with delivery of the the first 6.4 MW of IT Load in 1Q2017. The building is designed to provide 12.8 MW of IT Load, with the potential to increase critical IT Load to 16.0 MW for higher-density use.

•
In August 2016, Digital Realty acquired an 18.7-acre parcel of land at 9401 W. Grand Ave in Franklin Park, IL, adjacent to the current Digital Chicago Campus to support future growth. This site is now planned to accommodate future datacenter development of approximately 310,000 square feet and 32.0 MW of IT Load, with potential to increase to 36 MW at higher-density use. Demolition and site preparation work are underway. This adjacent expansion enables Digital Realty to continue to compete for various sized opportunities in the Chicago market.

Opportunity

•	Upon completion, the 9333, 9355 and 9377 W. Grand Ave. buildings will have 528,125 square feet to support upwards of 44.4 MW of IT Load.

•	Development of the additional adjacent land would increase the Digital Chicago campus to 911,819 square feet and 80 MW of IT Load.

•
Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5 kV services. The proposed 9401 W. Grand Ave. development would include construction of a 100 MW electrical substation to support the expansion.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 98% leased based upon total IT Load.

•	Redevelopment of the second phase, 9355 W. Grand Ave., was completed during 2Q 2016 and the building is now 100% leased based on IT Load.

•	The ground-up development of the 9377 W. Grand Ave. building is master planned for a 172,816 square foot building to accommodate up to 16 MW of IT Load Capacity. Phase 1 was delivered in 1Q17.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (Datacenter), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
Central - Dallas	Third Quarter 2017

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Alma Road
Quality Way
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row

Completed and Stabilized Development | Current Development | Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	% IT Load Sold (2)	Development Status
1232 Alma Road	105,726	6.8	90.9%	Complete
900 Quality Way	114,922	7.0	100.0%	Complete
850 East Collins	121,366	6.9	98.7%	Complete
950 East Collins	121,286	7.2	100.0%	Complete
904 Quality Way	62,636	4.5	100.0%	Complete
907 Security Row	138,450	9.6	100.0%	Complete
1210 Integrity Drive	473,970	36.0	27.8%	Current Development
1215 Integrity Drive	117,876	7.0	100.0%	Current Development
750 E Collins Blvd	TBD	TBD	—	Planned
908 Quality Way	66,000	TBD		Planned for future management office
Asset

•	Digital Dallas Campus is a 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture, Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	Since 2010, Digital Realty has completed and is actively developing over1.2 million square feet across eight buildings. Six buildings have been completed.

•	The campus has approximately 57 MW of IT Load currently in operation.

•
Construction activities commenced December 2015 at 1210 Integrity Drive to develop a 473,970 square foot building capable of delivering 36 MW of IT Load. The building will be built in phases with Phase 1 to provide a 326,370 square foot building to accommodate 24 MW, and Phase 2 will be a follow-on expansion for 147,600 square feet to accommodate an additional 12 MW of IT Load.

Opportunity

•
The campus has a little under 5 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support new buildings that would increase the size of the campus by 66,000 square feet with the potential to add another 4.8 MW of IT Load to the campus.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (Datacenter), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
East - Northern Virginia	Third Quarter 2017

Master Plan

DIGITAL REALTY
Building L
Phase I
Phase II
Phase III
Building M
Building N
Building P
Building E
Building F
Building A
150 mW Sub-Station
Building H
Building J
Building K
Building D
Building C
Building B
Building G1
Building G2

Completed and Stabilized Development Existing Campus: Bldgs. A, B, C, D, E, F, H, K & J

Current Development: Bldgs. G Loudoun Pkwy North, Bldg. L Phase I Loudoun III

Planned for future development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	% IT Load Sold (2)	Development Status
43940 Digital Loudoun Plaza (Bldg G)	392,711	26.1	93.9%	Current Development
44060 Digital Loudoun Plaza (Bldg K)	284,463	19.8	98.8%	Complete
44100 Digital Loudoun Plaza (Bldg J)	214,820	17.2	97.7%	Complete
43780 Digital Loudoun Plaza (Bldg H)	218,718	16.8	92.9%	Complete
44274 Roundtable Plaza (Bldg L Phase I)	475,889	36.0	3.5%	Current Development
44274 Roundtable Plaza (Bldg L Phase II)	263,874	24.0	—%	Planned Development
44274 Roundtable Plaza (Bldg L Phase III)	317,750	27.2	—%	Planned Development
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA

•	Current Development – Digital Loudoun III Campus (Buildings L, M, N, and P), Roundtable Plaza, Ashburn, VA

•	Future Development – Digital Loudoun IV Campus (TBD), Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•	The existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings. A, E and F).

•
The campus expanded in 2011 with the Loudoun Parkway North land acquisition to support development of four two-story buildings G, H, J and K which provided approximately 1.1 million square feet to support 80 MW of IT Load.

•
Digital Realty acquired 125.9 acres of undeveloped land in Loudoun County in November 2015, located less than a mile from Digital Realty's existing data center campus, which has been master planned to include 2.46 million square feet of development and 205 MW of IT Load (Loudoun III Campus - Buildings L,M,N & P)

•
Digital Realty acquired 112 acres of undeveloped land in Loudoun County in August 2016, adjacent to the 125.9 acres acquired in November 2015 to support future development of approximately 800,000 square feet and the build-out of approximately 60 MW of IT Load (Loudoun IV Campus)

Opportunity

•	Phase 1 of Building L is currently under construction to deliver in the first 12 MW of IT Load in 4Q2017 (of a total 36 MW of IT Load)

◦	Including the future phases of Building L, Buildings (M,N & P) and the Loudoun IV Campus, there is a total potential 265 MW of IT Load of future capacity.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (Datacenter), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
Europe - Amsterdam	Third Quarter 2017

Master Plan

BUILDING AMS16
PHASE 2
Data Hall
6 x UPS/
6 x Batteries
Storage
HV Gen
Amenity
Generator enclosure
POP Room
Storage Office
Entrance/ Loading
Water mist
BUILDING AMS15
PHASE 1

Current Development

Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	% IT Load Sold (2)	Development Status
De President Business Park (AMS15)	157,338	13.0	23.1%	Current Development
De President Business Park (AMS16)	132,202	12.0	—%	Planned
Asset

•	De President is located in Hoofddorp, which is near the Schiphol Airport and 25 km west of Amsterdam.

•	The combined 10.5-acre site is planned for two buildings known as AMS15 and AMS16.

•	De President Business Park AMS15 site is currently under construction to deliver a 157,338 square foot building to support 13 MW of IT Load Capacity.

•	De President Business Park AMS16 is a greenfield site for future development and master planned for a 132,202 square foot building to provide at least 12 MW of IT Load Capacity.
Background

•
Digital Realty acquired the initial 5.4 acres for development of AMS15 in 2013. Based upon prospects of future demand we recently exercised an option to purchase the adjoining 5.1 acres for development of AMS16 to enable a campus master plan.

•
With exercise of the option for AMS16 for the additional 5.1 acres the entire campus has the potential to deliver at least 24 MW of IT Load. The AMS16 land is currently held for future data center development or for a customer build-to-suit.

•
Due to increased demand and resolution of oversupply concerns, we commenced construction of AMS15, our first speculative data center in Amsterdam. Initial design works for AMS15 were completed in 2015 and construction commenced in April 2016 to develop the 157,338 square foot building to accommodate 12 MW of IT Load in six 2 MW data centers.

•
In 1Q2017 we successfully pre-leased our first data hall which was upgraded from 2 MW to 3 MW to support a high-density customer solution. This has increased the total building IT Load Capacity from 12 MW to 13 MW.

•	The AMS15 M&E plant is designed to enable flexibility to accommodate higher density customer requirements.
Opportunity

•
Digital Realty has been present in the Amsterdam metropolitan area since 2005 and owns five single-tenant properties. With the recent acquisition of two colocation data centers in Amsterdam as part of the European portfolio acquisition, we entered the colocation business in the metropolitan area and acquired strong local operations and sales teams.

•	The De President campus is Digital Realty's first speculative development in the market mainly targeting large scale and hyperscale customers.

•
Our fiber and connectivity strategy will link the AMS15 and AMS16 buildings to our colocation hubs in Amstel Business Park and at Science Park Tower which will greatly enhance our connectivity offerings.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (Datacenter), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

External Growth Pipeline	Financial Supplement
Europe - Amsterdam	Third Quarter 2017

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	% IT Load Sold (2)	Development Status
Science Park	24,144	1.3	71.1%	Decommissioning to commence in 2018 as customer migration nears completion
Science Park Tower	124,894	9.0	33.1%	The entire 124,894 square foot base building is complete. 76,501 square feet of the base building has been built as data center space and 48,393 square feet is planned for future development.
Asset

•
Amsterdam Science Park Tower represents a new development project that was begun by the prior owner to deliver a new 124,894 square foot building planned to provide at least 9.0 MW of IT Load Capacity across 11 floors of data center space. Digital Realty acquired this property as part of the European portfolio acquisition in 2016.

•
The new development is adjacent to the existing single-story 24,144 square foot building with 1.3 MW of IT Load Capacity converted by the prior owner for use as a data center in 2000. The prior owner agreed to vacate the existing building by 2018 and began migrating the existing customers to the newly developed Science Park Tower in 2016. The migration is expected to be completed during 2017 with a majority of the customers anticipated to migrate to the new development.

•	The new tower is also known as The Amsterdam Data Tower, Science Park.
Background

•
As of December 31, 2016, there was 5.8 MW of IT Load Capacity completed in 76,501 square feet across 7 floors with available shell space of 48,393 square feet across 4 floors held for future development of 3.2 MW of IT Load Capacity. Of the 5.8 MW of IT Load Capacity delivered, the space is 56% leased.

•
The design of this facility is unique in that it uses a cooling system that utilizes a geotechnical thermal energy system that takes advantage of 160-meter-deep water to cool the facility, in combination with free air cooling.

Opportunity

•	The Science Park building is central to the Amsterdam Internet Exchange and is perceived as one of the top colocation assets in Amsterdam.

•	With immediate access to highly connected fiber infrastructure, the building is known as a primary connectivity hub in Europe.

•
The currently available IT Load Capacity of 3.1 MW, plus quick-to-market future development for IT Load Capacity of 3.2 MW, creates ample opportunity to support expansion of our existing customer base and to meet market demand.

•	The future expansion space can be built-out quickly within the existing building to support future demand for Turn-Key Flex and colocation customers.

•	With this acquisition, we also acquired an experienced local executive sales and operations team.

(1) IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.
(2) Leased percentage is based on delivered space in addition to future capacity (Datacenter), including pre-leasing, and will not necessarily be the same as occupancy percentages in the Occupancy Analysis.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Third Quarter 2017

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16

Net (Loss) Income Available to Common Stockholders	($4,139)	$57,837	$66,145	$77,682	$187,330
Interest	71,621	57,582	55,450	56,226	63,084
(Gain) loss from early extinguishment of debt	(1,990)	—	—	29	18
Tax expense	2,494	2,639	2,223	2,304	3,720
Depreciation & amortization	199,914	178,111	176,466	176,581	178,133
Impairment of investments in real estate	28,992	—	—	—	—
EBITDA	$296,892	$296,169	$300,284	$312,822	$432,285
Severance-related expense, equity acceleration, and legal expenses	2,288	365	869	672	2,580
Transaction and integration expenses	42,809	14,235	3,323	8,961	6,015
(Gain) loss on real estate transactions	(9,751)	(380)	522	195	(169,000)
Non-cash (gain) on lease termination (2)	—	—	—	(29,205)	—
Equity in earnings adjustment for non-core items	—	(3,285)	—	—	—
Other non-core expense adjustments	3,051	24	—	236	(22)
Non-controlling interests	40	920	1,025	1,065	3,247
Preferred stock dividends, including undeclared dividends	16,575	14,505	17,393	17,393	21,530
Issuance costs associated with redeemed preferred stock	—	6,309	—	—	10,328
Adjusted EBITDA	$351,904	$328,862	$323,416	$312,139	$306,963

	Three Months Ended
Financial Ratios	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	30-Sep-16

Total GAAP interest expense	$71,621	$57,582	$55,450	$56,226	$63,084
Bridge facility fees	(3,182)	—	—	—	—
Capitalized interest	5,285	3,770	4,614	4,877	3,750
Change in accrued interest and other non-cash amounts	(15,643)	2,951	(1,631)	(11,976)	(895)
Cash Interest Expense (3)	$58,081	$64,303	$58,433	$49,127	$65,939

Scheduled debt principal payments	138	135	132	631	927
Preferred dividends	16,575	14,505	17,393	17,393	21,530
Total Fixed Charges (4)	$93,619	$75,992	$77,589	$79,127	$89,291

Coverage
Interest coverage ratio (5)	4.8x	5.4x	5.4x	5.1x	4.6x
Cash interest coverage ratio (6)	6.1x	5.1x	5.5x	6.4x	4.7x
Fixed charge coverage ratio (7)	3.9x	4.3x	4.2x	3.9x	3.4x
Cash fixed charge coverage ratio (8)	4.7x	4.2x	4.3x	4.6x	3.5x

Leverage
Debt to total enterprise value (9) (10)	24.2%	24.9%	25.3%	25.7%	26.5%
Debt plus preferred stock to total enterprise value (10)(11)	27.8%	28.2%	29.6%	30.3%	31.1%
Pre-tax income to interest expense (12)	1.2x	2.4x	2.5x	2.7x	4.5x
Net Debt to Adjusted EBITDA (13)	6.0x	5.1x	4.9x	4.8x	5.1x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 47.

(2)	Q4 2016 amount included in Other revenue on the income statement.

(3)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(4)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(6)	Adjusted EBITDA divided by cash interest expense.

(7)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(8)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(9)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(10)	Enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(11)	Same as (9), except numerator includes preferred stock.

(12)	Calculated as net income plus interest expense divided by GAAP interest expense.

(13)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2017

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs), non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) gain (loss) from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) equity in earnings adjustment for non-core items (vi) severance, equity acceleration, and legal expenses, (vii) bridge facility fees, (viii) loss on currency forwards and (ix) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant-Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rent revenue, (vi) straight-line rent expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, other non-core expense adjustments, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2017

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended September 30, 2017, GAAP interest expense was $72 million, capitalized interest was $5 million and scheduled debt principal payments and preferred dividends was $17 million.

	Three Months Ended			Nine Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	30-Sep-17	30-Jun-17	30-Sep-16	30-Sep-17	30-Sep-16

Operating income	$66,157	$130,657	$115,750	$334,097	$346,164

Fee income	(1,662)	(1,429)	(1,517)	(4,986)	(4,567)
Other income	(208)	(341)	(2)	(584)	(93)
Depreciation and amortization	199,914	178,111	178,133	554,491	522,743
General and administrative	41,477	37,144	43,555	112,399	106,044
Severance related expense, equity acceleration, and legal expenses	2,288	365	2,580	3,522	5,536
Transaction expenses	42,809	14,235	6,015	60,367	11,530
Impairment in investments in real estate	28,992	—	—	28,992	—
Other expenses	3,051	24	(22)	3,075	(23)

Net Operating Income	$382,818	$358,766	$344,492	$1,091,373	$987,334

Cash Net Operating Income (Cash NOI)

Net Operating Income	$382,818	$358,766	$344,492	$1,091,373	$987,334
Straight-line rent, net	2,436	2,206	205	4,842	(1,677)
Above- and below-market rent amortization	(873)	(1,946)	(2,002)	(4,920)	(6,265)

Cash Net Operating Income	$384,381	$359,026	$342,695	$1,091,295	$979,392

Statement Regarding Forward- Looking Statements	Financial Supplement
Third Quarter 2017

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements relating to: the merger with DuPont Fabros Technology, Inc., our joint venture in Japan, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2017 backlog NOI, NAV components, 2017 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•
the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	the impact of the United Kingdom’s referendum on withdrawal from the European Union on global financial markets and our business;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2016, our current report on Form 8-K filed July 10, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.
Note: Subtotals and totals may not equal the amounts reflected due to rounding.